UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14A-101)

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GTC Biotherapeutics, Inc.

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175 Crossing Boulevard

Framingham, Massachusetts 01702

(508) 620-9700

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held May 26, 2010

The 2010 Annual Meeting of Shareholders of GTC Biotherapeutics, Inc., or GTC, will be held at the Sheraton Framingham Hotel & Conference Center, 1657 Worcester Rd. (Route 9 West), Framingham, Massachusetts 01701, at 2:00 p.m. local time on Wednesday, May 26, 2010 for the following purposes:

1.	To elect three directors to serve until our 2013 Annual Meeting of Shareholders or until their successors are elected and qualified;

2.	To approve an amendment to our 2002 Equity Incentive Plan (the “2002 Equity Plan”) to add 2,500,000 shares of common stock to the reserve of shares available for issuance under it;

3.	To approve the 2002 Equity Plan for purposes of Section 162(m) of the Internal Revenue Code;

4.	To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the 2010 fiscal year; and

5.	To transact such other business as may properly come before the meeting or any adjournments thereof.

Only GTC shareholders of record at the close of business on April 9, 2010 are entitled to notice of, and to vote at, the annual meeting or any adjournments thereof.

It is important that your shares be represented at the meeting. Therefore, whether or not you plan to attend the meeting, please complete your proxy card and return it in the enclosed envelope, which requires no postage if mailed in the United States, or vote by telephone or Internet. If you attend the meeting and vote in person, your proxy will not be used.

By order of the Board of Directors,

Nathaniel S. Gardiner

Clerk

April 21, 2010

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON MAY 26, 2010

This proxy statement and our annual report to security holders are available at:

http://www.gtc-bio.com/investorinfo/annualreport.html.

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PROXY STATEMENT

FOR ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD MAY 26, 2010

Our Board of Directors is soliciting proxies with the enclosed proxy card for use at the 2010 Annual Meeting of Shareholders to be held at the Sheraton Framingham Hotel & Conference Center, 1657 Worcester Rd. (Route 9 West), Framingham, Massachusetts 01701, at 2:00 p.m. local time on Wednesday, May 26, 2010, and at any adjournments thereof. This proxy statement and the accompanying proxy card are first being provided to our shareholders on or about April 21, 2010.

GENERAL INFORMATION ABOUT VOTING

Who can vote. You may vote your shares of our stock at the annual meeting if you were a shareholder of record at the close of business on April 9, 2010. On April 9, 2010, there were (i) 30,428,471 shares of our common stock outstanding, and (ii) 115 shares of our Series D preferred stock outstanding, which are convertible into a total of 11,500 shares of our common stock.

How many votes do you have. You have one vote for each share of common stock that you owned at the close of business on April 9, 2010, which is shown on your proxy card or other voting instruction form. Each share of Series D preferred stock is convertible into 100 shares of common stock and entitled to one vote for each share of common stock into which it is convertible.

How to vote your shares in person. If you attend the annual meeting and wish to vote in person, we will give you a ballot when you arrive. If your shares are held in “street name” (that is, in the name of a brokerage firm or bank that holds your securities account), you must bring an account statement or letter from the brokerage firm or bank showing that you were the beneficial owner of the shares on April 9, 2010 in order to be admitted to the meeting. To be able to vote, you will need to obtain a proxy from the brokerage firm or bank that is the holder of record of your shares.

How to vote your shares by proxy card. If you choose to vote by proxy card, please complete, date, sign and return the enclosed proxy card in the enclosed postage prepaid envelope. The proxies named in the proxy card will vote your shares as you have instructed. If you sign and return the proxy card without indicating how your vote should be cast, the proxies will vote your shares in favor of the proposals contained in this proxy statement, as recommended by our Board. Even if you plan to attend the meeting, please complete and mail your proxy card to ensure that your shares are represented at the meeting. If you attend the meeting, you can still revoke your proxy by voting in person.

How to vote your shares by telephone or Internet. Instead of submitting your vote by mail on the enclosed proxy card, you may vote by telephone or Internet. Please note that there may be separate telephone and Internet arrangements depending on whether you are a registered shareholder (that is, if you hold your stock in your own name) or you hold your shares in “street name”. In either case, you must follow the procedures described on your proxy card.

In order to vote by telephone or Internet, please have the enclosed proxy card available with you, and call the number or go to the website listed on the proxy card and follow the instructions. The telephone and Internet voting procedures are designed to authenticate shareholders’ identities, to allow shareholders to give their voting instructions and to confirm that shareholders’ instructions have been recorded properly.

We encourage you to vote by Internet. If you do so, please authorize us to deliver future annual reports and proxy statements to you by email. This lowers our costs and speeds delivery to you.

Who to contact for additional information. If you have questions about how to submit your proxy, or if you need additional copies of this proxy statement or the enclosed proxy card, please contact our Chief Financial Officer at (508) 620-9700.

Proposals to be considered at the annual meeting. The principal business expected to be transacted at the meeting, as more fully described below, will be as follows:

1.	To elect three directors to serve until our 2013 Annual Meeting of Shareholders or until their successors are elected and qualified;

2.	To approve an amendment to our 2002 Equity Incentive Plan (the “2002 Equity Plan”) to add 2,500,000 shares of common stock to the reserve of shares available for issuance under it;

3.	To approve the 2002 Equity Plan for purposes of Section 162(m) of the Internal Revenue Code; and

4.	To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the 2010 fiscal year.

To transact such other business as may properly come before the meeting or any adjournments thereof.

Quorum. A quorum of shareholders is required to transact business at the meeting. A majority in interest of the outstanding shares of capital stock entitled to vote and represented at the meeting in person or by proxy constitutes a quorum for the transaction of business.

Number of votes required. The number of votes required to approve the proposals scheduled to be presented at the meeting is as follows:

Proposal	Required Vote for Approval
• The election of each Director nominee.	• Affirmative vote representing a plurality of the votes for or against the nominee cast by holders of shares present, or represented by proxy, and entitled to vote at the meeting.

• The amendment of the 2002 Equity Plan.	• Affirmative vote representing a majority of the votes cast by holders of shares present, or represented by proxy, and entitled to vote at the meeting.

• The approval of the 2002 Equity Plan for purposes of Section 162(m)	• Affirmative vote representing a majority of the votes cast by holders of shares present, or represented by proxy, and entitled to vote at the meeting.

• The ratification of the appointment of PricewaterhouseCoopers LLP.	• Affirmative vote representing a majority of the votes cast by holders of shares present, or represented by proxy, and entitled to vote at the meeting.

Abstentions and broker non-votes. Abstentions and broker non-votes will be counted in determining a quorum for the transaction of business at the annual meeting. A broker non-vote on a proposal results from a proxy submitted by a broker that does not indicate a vote for one or more proposals because the broker does not have discretionary voting authority and the broker’s customer did not send the broker instructions on how to vote on the proposal. If the broker does not have instructions on certain matters, and the broker is barred by law or the broker regulations of the New York Stock Exchange from exercising its discretionary voting authority in the particular matter, then the shares will not be voted on the matter. The impact of abstentions and broker non-votes on the proposals scheduled to be presented at the meeting is as follows:

Proposal	Impact of Abstentions and Broker Non-Votes
• The election of each Director nominee.	• Abstentions and broker non-votes will not be treated as votes cast and, therefore, will not affect the outcome of the election.

• The amendment of the 2002 Equity Plan	• Abstentions and broker non-votes will not be treated as votes cast and, therefore, will not affect the outcome of the proposal.

• The approval of the 2002 Equity Plan for purposes of Section 162(m)	• Abstentions and broker non-votes will not be treated as votes cast and, therefore, will not affect the outcome of the proposal.

• The ratification of the appointment of PricewaterhouseCoopers LLP.	• Abstentions and broker non-votes will not be treated as votes cast and, therefore, will not affect the outcome of the proposal.

Discretionary voting by proxies on other matters. If other matters are properly presented for consideration at the annual meeting, the persons named as proxies on the proxy card, or designated by telephonic or Internet vote, will have the authority to vote on those matters for you as they determine. Aside from the four proposals listed above, we do not know of any other proposals that may be presented at the annual meeting.

How you may revoke your proxy. You may revoke the proxy authority granted by your proxy card at any time before its exercise by submitting a written revocation or a new duly executed proxy card bearing a later date to GTC Biotherapeutics, Inc., 175 Crossing Boulevard, Framingham, Massachusetts 01702, Attention: Nathaniel S. Gardiner, Corporate Clerk. You may revoke the proxy authority granted by telephone or Internet in accordance with the instructions provided on the website or by calling the number set forth on your proxy card, which in either case must be done before 11:59 p.m. Eastern Daylight Time on May 25, 2010, the day before the meeting date. Previously granted proxy authority may also be revoked by voting in person at the meeting. If your shares are held in a brokerage account, you must make arrangements in time with your broker or bank to vote your shares in person or to revoke your proxy.

Voting results. We expect to report the voting results from the annual meeting in a Current Report on Form 8-K, which we plan to file with the Securities and Exchange Commission within four business days following the shareholder meeting. If only preliminary results are available at the time of filing, we will amend the Form 8-K to report final voting results within four business days after they are known.

Expenses of solicitation. We will bear all costs of soliciting proxies. We will also, upon request, reimburse brokers, custodians and fiduciaries for out-of-pocket expenses incurred in forwarding proxy solicitation materials to the beneficial owners of our common stock held in their names. In addition to solicitations by mail, our directors, officers and employees may solicit proxies from shareholders in person or by other means of communication, including telephone, facsimile and email, without additional remuneration.

No appraisal rights. There are no appraisal rights associated with any of the proposals being considered at the meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table with its corresponding footnotes sets forth the amount of our common stock and Series D preferred stock beneficially owned as of March 25, 2010 by:

•	persons known by us to be beneficial owners of more than 5% of our common stock or Series D preferred stock;

•

our principal executive officer during our most recently completed fiscal year and our two other most highly compensated executive officers who were serving as executive officers at the end of our most recently completed fiscal year, whom we refer to collectively as our “named executives”;

•	our directors and each nominee seeking re-election as a director; and

•	all of our current executive officers and directors as a group.

The number of shares beneficially owned by each person listed below includes any shares over which the person has sole or shared voting or investment power as well as shares which the person has the right to acquire on or before May 24, 2010 by exercising a stock option or other right to acquire shares. Unless otherwise indicated, each person has sole investment and voting power (or shares that power with his or her spouse) over the shares listed in the table. For each person listed below, the percentage ownership of common stock set forth under “Percent of Class” was calculated based on the 30,420,517 shares of common stock outstanding on March 25, 2010, plus any shares that person could acquire upon the exercise or conversion of any options, warrants or other rights exercisable or convertible on or before May 24, 2010. The percentage ownership of Series D preferred stock set forth under “Percent of Class” was calculated based on the 115 shares of Series D preferred stock outstanding on March 25, 2010.

Title of Class	Beneficial Owner	Number of Shares Beneficially Owned	Percent of Class
Common Stock
	LFB Biotechnologies, S.A.S. (1) 3, avenue des Tropiques Les Ulis - 91940 Courtaboeuf Cedex - France	28,469,468	75.74%

	Geoffrey F. Cox (2)	202,246	*
	Christian Béchon (3)	13,348	*
	Francis J. Bullock (4)	15,632	*
	James A. Geraghty (5)	31,413	*
	William K. Heiden (6)	1,500	*
	Michael J. Landine (7)	6,750	*
	Pamela W. McNamara (8)	12,752	*
	Bertrand Mérot (9)	0	*
	Evelyne Nguyen (10)	133	*
	Jean François Prost (11)	0	*
	Alan W. Tuck (12)	12,321	*
	John B. Green (13)	78,824	*
	Harry M. Meade (14)	79,029	*
	All executive officers and directors as a group (15 persons)(15)	580,923	1.89%
Series D Preferred Stock
	LFB Biotechnologies, S.A.S. (16).	115	100.00%

*	Less than 1%.

(1)	Based on information contained in this holder’s Schedule 13D/A filed on January 11, 2010. Includes 21,299,906 shares owned directly, 11,500 shares issuable upon conversion of 115 shares of Series D convertible preferred stock owned directly, 2,319,354 shares of common stock issuable upon exercise of an outstanding warrant, and 4,838,708 shares issuable upon conversion of the convertible note we issued to LFB Biotechnologies in December 2008. LFB Biotechnologies, as a wholly owned subsidiary, shares voting and dispositive power over these securities with its parent, Laboratoire Francais du Fractionnement et des Biotechnologies (LFB S.A.).

(2)	Includes 80,411 shares owned directly by Dr. Cox (including 400 shares owned jointly with his grandchildren), 15,137 shares beneficially owned by Dr. Cox and held in our 401(k) plan, 400 shares held by Dr. Cox indirectly as custodian for his grandchildren and 106,298 shares issuable to Dr. Cox upon the exercise of outstanding options exercisable on or before May 24, 2010.

(3)	Includes 13,348 shares owned directly by Mr. Béchon. Excludes the 28,469,468 shares of common stock beneficially owned by LFB Biotechnologies, of which Mr. Béchon is President and Directeur General. Mr. Béchon is also an executive officer of the parent of LFB Biotechnologies, LFB S.A., which is wholly owned by the government of France, but he disclaims beneficial ownership of such shares.

(4)	Includes 7,882 shares owned directly by Dr. Bullock and 7,750 shares issuable to Dr. Bullock upon the exercise of outstanding options exercisable on or before May 24, 2010.

(5)	Includes 19,025 shares owned directly by Mr. Geraghty, 138 shares beneficially owned by Mr. Geraghty and held in our 401(k) plan and 12,250 shares issuable to Mr. Geraghty upon the exercise of outstanding options exercisable on or before May 24, 2010.

(6)	Includes 1,500 shares issuable to Mr. Heiden upon the exercise of outstanding options exercisable on or before May 24, 2010.

(7)	Includes 6,750 shares issuable to Mr. Landine upon the exercise of outstanding options exercisable on or before May 24, 2010.

(8)	Includes 4,502 shares owned directly by Ms. McNamara and 8,250 shares issuable to Ms. McNamara upon the exercise of outstanding options exercisable on or before May 24, 2010.

(9)	Excludes the 28,469,468 shares of common stock beneficially owned by LFB Biotechnologies, of which Dr. Mérot is Chief Operating Officer, but he disclaims beneficial ownership of such shares.

(10)	Includes the 133 shares owned directly by Ms. Nguyen. Excludes the 28,469,468 shares of common stock beneficially owned by LFB Biotechnologies, of which Ms. Nguyen is Chief Financial Officer. Ms. Nguyen is also an executive officer of the parent of LFB Biotechnologies, LFB S.A., which is wholly owned by the government of France, but she disclaims beneficial ownership of such shares.

(11)	Excludes the 28,469,468 shares of common stock beneficially owned by LFB Biotechnologies. Dr. Prost is Senior Vice President, Medical and Scientific Affairs of LFB S.A., but he disclaims beneficial ownership of such shares.

(12)	Includes 6,121 shares owned directly by Mr. Tuck, 700 shares held by Mr. Tuck in his Individual Retirement Account and 5,500 shares issuable to Mr. Tuck upon the exercise of outstanding options exercisable on or before May 24, 2010.

(13)	Includes 24,413 shares owned directly by Mr. Green, 16,116 shares beneficially owned by Mr. Green and held in our 401(k) plan, and 38,295 shares issuable to Mr. Green upon the exercise of outstanding options exercisable on or before May 24, 2010.

(14)	Includes 25,737 shares owned directly by Dr. Meade, 15,497 shares beneficially owned by Dr. Meade and held in our 401(k) plan, and 37,795 shares issuable to Dr. Meade upon the exercise of outstanding options exercisable on or before May 24, 2010.

(15)	Excludes the 28,469,468 shares of common stock beneficially owned by LFB Biotechnologies, of which Mr. Béchon is President and Directeur General, Dr. Mérot is Chief Operating Officer, Ms. Nguyen is Chief Financial Officer, and Dr. Prost is Senior Vice President, Medical and Scientific Affairs for its parent, LFB S.A.

(16)	LFB Biotechnologies, as a wholly owned subsidiary, shares voting and dispositive power over these securities with its parent, LFB S.A. Mr. Béchon, Dr. Mérot and Ms. Nguyen are executive officers of both companies, and Dr. Prost is Senior Vice President, Medical and Scientific Affairs of LFB S.A., but each director disclaims beneficial ownership of the shares. See Notes (3), (9), (10) and (11) above in this table.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, executive officers and persons owning more than 10% of any class of our registered equity securities to file with the Securities and Exchange Commission reports of their initial ownership and of changes in their ownership of our common stock and to provide us with copies of those reports. Based solely upon our review of copies of reports received by us or written representations from reporting persons that no other reports were required, we believe that during the fiscal year ended January 3, 2010, our directors, executive officers and 10% shareholders complied with all applicable Section 16(a) filing requirements, except in the following instances: In February 2009, Messrs. Green, Scotland and Woloshen and Drs. Cox and Meade each filed one late Form 4 reporting one transaction each with the Company that occurred in January 2009, and in November 2009, LFB Biotechnologies, S.A.S. filed one late Form 4 reporting six transactions that occurred in October 2009 and four transactions that occurred in July 2009, all of which were with the Company.

PROPOSAL 1 –

ELECTION OF DIRECTORS

Shareholders are being asked to elect three members to our Board of Directors. Our Board has currently fixed the number of directors at eleven. Under our Amended and Restated Articles of Organization, as amended, our Board is divided into three classes with staggered three year terms, with each class being as nearly equal in number of directors as possible. The directors in each class serve a term of three years and until their successors are elected and qualified.

At the upcoming annual meeting each of the three following directors has been nominated to serve a term of office of three years and until a successor is elected and qualified:

•	James A. Geraghty

•	Michael J. Landine

•	Jean-François Prost

Each nominee has consented to such nomination and is expected to stand for election. However, if any nominee is unable to serve, proxies will be voted for any replacement candidate recommended by our Nominating and Governance Committee and nominated by our Board. Biographical information for each of the nominees is set forth below under “Director Biographical Information.”

Arrangements for Directors Subject to Election

On October 1, 2009, our Board of Directors appointed William Heiden, Evelyne Nguyen, Bertrand Mérot, and Jean-François Prost M.D. as directors. These directors were nominated by LFB Biotechnologies S.A.S. in accordance with its right under GTC’s funding agreements to appoint a number of directors to our Board commensurate with LFB’s ownership percentage of GTC, and they joined Christian Béchon, LFB’s other board nominee, on our Board. Dr. Prost serves in the class of directors whose terms expire at the 2010 annual meeting of shareholders and is nominated for election as a director to serve until our 2013 annual meeting of shareholders.

As employees of LFB or LFB’s parent company or subsidiaries, Mr. Béchon, Dr. Mérot, Ms. Nguyen and Dr. Prost are not eligible for any compensation for their services on our Board. In exchange for his services, Mr. Heiden is eligible to participate in our current standard compensation arrangements for non-employee directors. Mr. Heiden also receives an annual retainer fee of $20,000, payable in quarterly installments, and applicable attendance fees. All of our directors receive reimbursement of reasonable expenses incurred in connection with board-related activities and are entitled to indemnification under our by-laws and the terms of our standard form of director indemnification agreement.

Vote Required

Each director nominee must be elected by a plurality of votes cast. Votes withheld and broker non-votes will not be treated as votes cast and, therefore, will not affect the outcome of the elections under this Proposal 1.

Recommendation of our Board of Directors

Our Board recommends that shareholders vote “FOR” the election of each of the nominees for director.

DIRECTOR BIOGRAPHICAL INFORMATION

Set forth below is biographical information about the nominees for director whose terms expire at the 2010 annual meeting and the two other classes of our current directors whose term of office will continue after the meeting.

Beginning with our 2010 annual meeting, the SEC’s rules require us to discuss briefly the specific experience, qualifications, attributes or skills that led the Board to conclude that each director or nominee for director should serve on our Board of Directors. We have provided this discussion in a separate paragraph immediately below the biographical information provided for each director, subject to the following conditions:

•	Any specific qualification, attribute or skill that is attributed to one director should not necessarily imply that other directors do not possess that qualification, attribute or skill.

•	This disclosure does not impose on the director any duties, obligations or liability that are greater than the duties, obligations, and liability imposed on each other member of the Board.

•	The content of this discussion may change for one or more directors in future years due to the fact that this evaluation is to be made each year in light of our business and structure at that time.

Name and Age	Business Experience and Other Directorships	Present Term Expires
James A. Geraghty* Age: 55

Mr. Geraghty has served as a director since February 1993, and held the role of Chairman of our Board of Directors from January 1998 to July 2001. He has served as Senior Vice President of Genzyme Corporation since January 2001, and prior to that served as President of Genzyme Europe from July 1998 to December 2000. Mr. Geraghty was our President and Chief Executive Officer from our incorporation in February 1993 until July 1998.

Mr. Geraghty has extensive experience in management and business development of biotechnology companies, including international experience. With more than 15 years of experience working with GTC, as a director and as its founding Chief Executive Officer, and more than ten years as a senior executive of Genzyme, Mr. Geraghty brings to the Board a broad and deep knowledge of our organization and the industry in which we operate.

2010

Michael J. Landine* Age: 56

Mr. Landine has served as a director since December 2004. As Senior Vice President, Corporate Development, Mr. Landine currently guides all areas of corporate development at Alkermes, Inc., a biotechnology company, having been appointed Vice President, Corporate Development in 1999. Mr. Landine joined Alkermes in 1988 as Vice President and Chief Financial Officer, a position he held for ten years. Previously, he was the Chief Financial Officer of The Walker Magnetics Group, Inc., an international manufacturer of industrial equipment. Mr. Landine is a director of Expressive Constructs, Inc., a privately-held life sciences company, and Kopin Corporation, Inc., a publicly held manufacturer of high definition imaging products. He is also an advisor to the Board of Directors of The Walker Magnetics Group, Inc. Mr. Landine received a B.S. in Accounting from Bentley College and is a Certified Public Accountant.

Mr. Landine has extensive experience in the finance and business development issues for biotechnology companies. Mr. Landine brings to the Board his background in public accounting and his experience as the former chief financial officer of Alkermes, and as its Senior Vice President, Corporate Development. He has also served on the boards and audit committees of other public companies.

2010

Name and Age	Business Experience and Other Directorships	Present Term Expires

Jean-François Prost* Age: 57

Dr. Prost has served as a director since October 2009. Dr. Prost is the Scientific and Medical Operations Director and member of the executive committee of LFB S.A. and Senior Vice President of Medical and Scientific Affairs and member of the Board of LFB Biotechnologies S.A.S., having served in these roles since 2006. From 2000 to 2006 Dr. Prost served as a research director for the LFB Group. From 1998 to 2000 Dr. Prost served as research and development director for UCB S.A. in Brussels. Dr. Prost is also President of the Alliance Bioscience Foundation and a member of the Scientific Advisory Board of the Immunology Medical Institute and a member of the Scientific Advisory Board of LEEM (Les Enterprises du Medicament).

Dr. Prost, who serves as a director in his capacity as a nominee of LFB Biotechnologies, our principal stockholder, has extensive experience in the research and development of plasma products. Dr. Prost brings to the Board his research background and his knowledge of the development of plasma-derived products.

2010

Francis J. Bullock Age: 73

Dr. Bullock has served as a director since 1994. Dr. Bullock is a self-employed independent consultant. He was a senior consultant with Arthur D. Little, Inc. and with Strategic Decisions Group from September 1993 to March 2003, and Senior Vice President, Research Operations at Schering-Plough Research Institute from 1981 until August 1993. Dr. Bullock is also a director of Array Biopharma, Inc., a biopharmaceutical company. Dr. Bullock served as a director of ARCA Discovery, Inc. from 2005 to 2009.

Dr. Bullock has extensive experience in pharmaceutical and biotechnology research and development, as well as experience as a consultant to and director of biotechnology companies and investors in life sciences companies. Dr. Bullock brings to our Board his insight into pharmaceutical research and development, as well as his experience in compensation and governance matters for public companies.

2011

*	A current nominee for election as director.

Name and Age	Business Experience and Other Directorships	Present Term Expires

Geoffrey F. Cox Age: 66	Dr. Cox has served as our Chairman of the Board, Chief Executive Officer and President since July 2001, after being elected a director in May 2001. From 1997 to June 2001, he was Chairman and Chief Executive Officer of Aronex Pharmaceuticals, Inc., a biotechnology company. In 1984, Dr. Cox joined Genzyme Corporation in the U.K. and, in 1988, became Senior Vice President of Operations in the United States. Subsequently, Dr. Cox was promoted to Executive Vice President of Operations of Genzyme, and was also responsible for the pharmaceutical, diagnostic and genetics business units until 1997. Prior to joining Genzyme, Dr. Cox was General Manager of the U.K. manufacturing operations for Gist-Brocades. Dr. Cox also serves as a non-executive Chairman of the Board of Nabi Biopharmaceuticals and serves on the Board of the Biotechnology Industry Organization and the Board of the Massachusetts Biotechnology Council. Dr. Cox received a Ph.D. in Biochemistry from the University of East Anglia U.K. and a BSc (Hons) in Biochemistry from the University of Birmingham U.K. Dr. Cox, who serves as a director in his capacity as our Chief Executive Officer, has extensive experience in the management and operations of biotechnology companies. Dr. Cox brings to the Board his leadership and management abilities and his experience as a senior executive in the operations of Genzyme and other life science businesses.	2011

William K. Heiden Age: 50

Mr. Heiden has served as a director since October 2009. He is currently Managing Director of Vitruvian Pharmaceuticals, LLC. He served as president and CEO of Elixir Pharmaceuticals for four years, and prior to that as President and COO of Praecis (acquired by GSK), which he had joined in May 2002. He spent 15 years at Schering Plough where he held positions of increasing responsibility including Managing Director of a number of businesses in Europe and Canada, Vice President of Schering’s U.S. cardiovascular business unit, and Vice President of Schering’s oncology/biotech business unit. Mr. Heiden holds an MBA from Cornell University’s Johnson Graduate School of Management, an MS degree from the University of Louvain and a Bachelors degree from the University of Florida. He serves on the Board of Directors of LFB, S.A.S., a French biotechnology company, and Conjuchem Biotechnologies, Inc. in Montreal, Canada. He is a member of the Duke University Healthcare Advisory Club.

Mr. Heiden, who serves as a director in his capacity as a nominee of LFB Biotechnologies, our principal stockholder, has extensive experience in the management of life science businesses. Mr. Heiden brings to the Board operational experience in large and small pharmaceutical companies, as well as broader industry knowledge of the business issues facing biotechnology companies.

		2011

Name and Age	Business Experience and Other Directorships	Present Term Expires

Alan W. Tuck Age: 61

Mr. Tuck has served as a director since 1993. He is a partner of The Bridgespan Group, a nonprofit consulting organization where he has worked since April 2001. Mr. Tuck retired in June 2000 as Chief Strategic Officer of Organogenesis Inc., a tissue engineering firm where he had been since July 1997. From February 1992 through May 1996, Mr. Tuck was President and Chief Executive Officer of T Cell Sciences, Inc. Mr. Tuck is also a director of Apogee Technology, Inc., a developer of nanotechnology products.

Mr. Tuck has extensive experience as a senior executive in biotechnology companies, as well as in the role of a strategic and business consultant to a broad range of types of organizations and industries. Mr. Tuck brings to the Board his experience in management of Biogen and several other biotechnology companies, as well as his deep knowledge of GTC since its founding.

2011

Christian Béchon Age: 50

Mr. Béchon has served as a director since December 2006, when he was designated as a director by LFB Biotechnologies, S.A.S., pursuant to LFB’s designation right, which we granted to them in connection with the Stock and Note Purchase Agreement between us and LFB dated September 29, 2006. He is Chairman and Chief Executive Officer of Laboratoire Francais du Fractionnement et des Biotechnologies S.A. and Directeur General of LFB. Prior to joining LFB, Mr. Béchon was a consultant for the Boston Consulting Group from January 2005 to January 2006. He was a senior judge in the Court of Accounts from May 2004 to January 2005. Mr. Béchon was also Chief of Staff with the French Ministry of Industry from May 2002 to May 2004.

Mr. Béchon, who serves as a director in his capacity as a nominee of LFB Biotechnologies, our principal stockholder, has extensive business and government experience. Mr. Béchon brings to the Board his industry knowledge as well as his knowledge of our joint venture projects with LFB and the markets for which we are developing these lead products.

2012

Pamela W. McNamara Age: 52

Ms. McNamara has served as a director since July 2002. Since February 2009, Ms. McNamara has been President of Cambridge Consultants, Inc., a company that develops products and creates and licenses intellectual property in medical technology, wireless communications, defense and other technologies. From October 2003 through September 2008, Ms. McNamara was Chief Executive Officer of CRF, Inc., a clinical trial data management and mobile technology company. Prior to joining CRF, Ms. McNamara was a private consultant. Ms. McNamara was appointed Chief Executive Officer of Arthur D. Little, Inc., a global management and technology firm, from 2001 to February 2002, to develop plans to restructure, reorganize or divest the firm’s viable business units. In February 2002, Arthur D. Little filed a voluntary petition for reorganization under Chapter 11 of the United States Bankruptcy Code to provide a framework under which these plans could be executed. Ms. McNamara served as Managing Director of Arthur D. Little from 1997 to 2001, and had been a partner since 1992, focusing on the pharmaceutical and biotechnology industries. Ms. McNamara served as a director of Omrix Biopharmaceuticals, Inc. from 2008 to 2009 and currently serves as Trustee of the SouthCoast Health System.

Ms. McNamara has extensive experience as a strategic and business consultant to the life sciences industry and as a senior business executive. Ms. McNamara brings to the Board her management experience in a broad range of businesses related to biotechnology and the services required by biotechnology companies.

2012

Name and Age	Business Experience and Other Directorships	Present Term Expires

Bertrand Mérot Age: 49	Dr. Mérot has served as a director since October 2009. He also serves as Chief Operating Officer of LFB Biotechnologies, S.A.S., a position he has held since 2007. From 2005 to 2007 he was the Managing Director and a member of the Board of Oncodesign Biotechnology S.A., and from 2004 to 2005 he served as the Chief Executive Officer of Bio-Sourcing in France. Additionally, from 1998 to 2004 he was the Chief Executive Officer of Meristem Therapeutics S.A. Dr. Mérot, who serves as a director in his capacity as a nominee of LFB Biotechnologies, our principal stockholder, has extensive experience in the management of life science businesses. Dr. Mérot brings to the Board his knowledge of the business of the plasma products industry and the biotechnology industry in Europe.	2012

Evelyne Nguyen Age: 48

Ms. Nguyen has served as a director since October 2009. Since September 2007 she has served as Chief Financial Officer and Senior Vice President, Finance and Strategy for the LFB Group. She is also the President of Mabgene S.A.S. and LFB Biotech, Inc. Before joining LFB, she worked in finance management with companies such as Coca Cola, Schweppes, Bristol Meyers Squib, and SAUR. She has over 25 years of experience with industrial companies with strong growth dynamics. She holds a degree from the Institut Supérieur de Gestion and graduated from the Stanford Executive Program at the Stanford Graduate School of Business in 2003. She also serves on the Board of the Stanford Club in France.

Ms. Nguyen, who serves as a director in her capacity as a nominee of LFB Biotechnologies, our principal stockholder, has extensive experience in a broad range of growing industrial companies. Ms. Nguyen brings to the Board her knowledge of financial management and the business of the Company's joint venture with LFB.

		2012

PROPOSAL 2 –

AMENDMENT TO THE 2002 EQUITY PLAN

Proposal

Shareholders are being asked to approve an amendment to our 2002 Equity Plan to

•	increase the number of shares of common stock available for issuance under the 2002 Equity Plan by 2,500,000 shares (subject to adjustment in the event of stock splits and other similar events); and

•	remove the provision for automatic annual increases in the number of shares of common stock available for issuance under the plan.

Our Board has adopted the provisions included in the proposed amendment as set forth in this Proposal 2, subject to shareholder approval at the annual meeting.

Reasons for Amendment

Increase in the Number of Shares of Common Stock Available for Issuance. We are seeking shareholder approval of an increase in the reserve of shares available for issuance under the 2002 Equity Plan because we currently have only 192,978 shares available for future awards under the 2002 Equity Plan. As is the case for most biotechnology companies, equity awards are a significant component of the compensation we pay to our employees and allow us to preserve available cash for other corporate uses. In light of the intense competition among our competitors, and biotechnology companies in general, for top scientists, researchers, and other skilled employees, our Compensation Committee strongly believes that we must be able to grant meaningful equity awards broadly among our employees in order to attract and retain top talent and help provide for out long-term success, and that our ability to make these grants is in the best interests of our shareholders. The Compensation Committee also believes that equity awards granted pursuant to the 2002 Equity Plan to eligible non-employee directors similarly help to attract and retain quality directors and align those directors’ financial interests without success by promoting director ownership of our equity.

We believe that such an increase of 2,500,000 shares in the number of shares available for issuance under the 2002 Equity Plan would provide us with a sufficient reserve of equity awards under the 2002 Equity Plan for our planned awards through 2012 to our employees and newly-hired employees essential to our long-term growth and success.

Amendment to Eliminate the Annual Adjustment Provision. The 2002 Equity Plan, as most recently approved by our shareholders, has a mechanism for automatic annual increases in the number of shares of our common stock available for issuance under the plan. On December 31 of each year, a number of shares equal to the lesser of 150,000 shares or such other amount as determined by the Board is added to the reserve under plan, subject to a cumulative cap of 1,500,000 shares that can be added through these automatic annual increases. If this proposal is approved, the provision for automatic annual increases will be of no further effect.

Summary of the 2002 Equity Plan

The following is a summary description of the principal terms of the 2002 Equity Plan. It is subject to, and qualified by, the actual provisions of the 2002 Equity Plan, a copy of which was filed as Exhibit 10.1 to our Quarterly Report on Form 10-Q (File No. 0-21794) filed on July 31, 2009. Appendix A contains the 2002 Equity Plan, marked to show the changes proposed by this amendment.

Background

The 2002 Equity Plan was initially approved by our Board and our shareholders in 2002. The 2002 Equity Plan replaced our amended and restated 1993 Equity Incentive Plan, referred to as the 1993 Plan, which expired in 2003. An amendment and restatement of the 2002 Equity Plan was approved by our Board and our shareholders in 2004. Further amendments and restatements of the 2002 Equity Plan were approved by our Board and our shareholders in 2007, and again in December 2008 and in May 2009. The 2002 Equity Plan is currently the only equity incentive plan we have under which we may make equity-based awards.

We are currently authorized to issue up to approximately 1,627,405 shares of common stock, including shares added from expired, terminated or forfeited awards under the 1993 Plan (subject to adjustment in the event of stock splits or other similar events) pursuant to awards granted under the 2002 Equity Plan. As of March 25, 2010, under the 2002 Equity Plan we had:

•	477,784 shares of common stock issued and outstanding from 2002 Equity Plan issuances;

•	714,855 shares of common stock subject to outstanding options, at a weighted average exercise price of $10.998 per share; and

•	192,978 shares of common stock remaining available for future grants.

Under the 2002 Equity Plan, shares of common stock subject to awards made under the 1993 Plan that expire, are terminated or are forfeited, up to a maximum of 536,654 shares, are added to the number of shares available for issuance under the 2002 Equity Plan. As of March 25, 2010 approximately 427,500 of these shares had been added to the 2002 Equity Plan as a result of the expiration, termination or forfeiture of awards under the 1993 Plan. We do not believe that additional shares that may subsequently become available from the 1993 Plan will be a reliable or sufficient source of shares to effectively administer the 2002 Equity Plan.

Our 2002 Equity Plan also contains a mechanism for automatic annual increases in the number of shares of our common stock available for issuance under the 2002 Equity Plan on December 31 of each year. The increase is equal to the lesser of 150,000 shares or such other amount as determined by the Board; provided that no increase shall cause the maximum number of shares issuable under the 2002 Equity Plan to exceed the lesser of:

(i)	10% of our capital stock outstanding on the applicable increase date, including for this purpose outstanding shares of common stock, shares of capital stock immediately convertible into common stock and convertible debt securities that are immediately convertible into our common stock without requiring additional cash payment by the holder, or

(ii)	1,500,000 shares (subject to adjustment in the event of stock splits and other similar events).

If any award expires, or is terminated unexercised, or is forfeited or settled in cash or in a manner that results in fewer shares outstanding than were initially awarded, the shares that would have been issuable will again be available for awards granted under the 2002 Equity Plan.

Awards

The 2002 Equity Plan provides for the following categories of awards:

Stock Options. Our Compensation Committee may grant options to purchase shares of common stock that are either incentive stock options, or ISOs, eligible for the special tax treatment described below or nonstatutory stock options. No option may have an exercise price that is less than the fair market value of the common stock on the date of grant or a term of more than ten years. An option may be exercised by the payment of the option price in cash or with such other lawful consideration as our Compensation Committee may determine, including by delivery or attestation of ownership of shares of common stock valued at their fair market value on the date of delivery, and for consideration received by us under a broker-assisted cashless exercise program.

Restricted Stock. Our Compensation Committee may grant shares of common stock that are only earned if specified conditions, such as a completing a term of employment or satisfying pre-established performance goals, are met and that are otherwise subject to forfeiture. Shares of restricted stock may not be sold, transferred or otherwise encumbered until earned, unless the Compensation Committee provides otherwise.

Restricted Stock Units. Our Compensation Committee may grant the right to receive shares of common stock in the future, also based on meeting specified conditions and subject to forfeiture. These awards are to be made in the form of “units,” with each unit representing the equivalent of one share of common stock, although they may be settled in either cash or stock. Restricted stock unit awards would represent an unfunded and unsecured obligation of ours. In the discretion of the Compensation Committee, units may be awarded with rights to the payment of dividend equivalents.

Unrestricted Stock. Our Compensation Committee may grant shares of common stock that are not subject to restrictions or forfeiture. Historically, these shares have been awarded only in lieu of an otherwise earned cash bonus amounts.

Stock Appreciation Rights. Our Compensation Committee may grant stock appreciation rights, or SARs, where the participant receives cash, shares of common stock, or other property, or a combination thereof, as determined by the Compensation Committee, equal in value to the difference between the exercise price of the SAR and the fair market value of the common stock on the date of exercise. SARs may be granted in tandem with options (at or after award of the option) or alone and unrelated to an option. SARs in tandem with an option terminate to the extent that the related option is exercised, and the related option terminates to the extent that the tandem SAR is exercised. The exercise price of a SAR may not be less than the fair market value of the common stock on the date of grant or in the case of a tandem SAR, the exercise price of the related option.

Awards under the 2002 Equity Plan may contain such terms and conditions consistent with the 2002 Equity Plan as our Compensation Committee in its discretion approves. In setting the terms of each award, except as noted above, the Compensation Committee has full discretion to determine the number of shares or units subject to the award, the exercise price or other consideration, if any, to be paid by the participant, the term and exercise period of each option granted, the conditions under which and the time or times at which an option becomes exercisable or under which the option, shares or units may be forfeited to us, and the other terms and conditions of the award. Our Compensation Committee may provide, at the time an award is made or at any time thereafter, for the acceleration of a participant’s rights or cash settlement if we undergo a change-in-control. The terms and conditions of awards need not be the same for each participant. In general, our Compensation Committee has discretion to administer the 2002 Equity Plan in the manner that it determines, from time to time, is in our best interest.

Eligible Participants

Our employees, consultants and directors, and those of our affiliates, are eligible to participate in the 2002 Equity Plan. Actual participants are chosen by our Compensation Committee. As of March 25, 2010, we had approximately 112 employees and 10 non-employee directors of which 4 are also employees of LFB. Since 2002 we have not granted any awards to consultants, and since May 2009 we have not granted any awards to directors who are also employees of LFB.

Administration

The 2002 Equity Plan is administered by our Compensation Committee. Awards under the 2002 Equity Plan are granted at the discretion of the Compensation Committee, which determines the recipients and establishes the terms and conditions of each award, including the exercise price, the form of payment of the exercise price, the number of shares subject to options or other equity rights and the time at which options become exercisable. Our Compensation Committee may delegate to one or more officers the power to make awards to employees who are not executive officers subject to the reporting requirements of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Our Compensation Committee has adopted guidelines for the number of annual and new hire options awarded to our employees, other than employees who are subject to Section 16 of the Exchange Act. These guidelines are based on the salary grade of the employee and provide for the grant of ISOs at fair market value on the date of grant. Our Compensation Committee has delegated to our Chief Executive Officer the power to make awards under the 2002 Equity Plan, in amounts consistent with the guidelines, to employees that are not subject to Section 16 of the Exchange Act. Our Compensation Committee may change the guidelines at any time.

Adjustments

The number and kind of shares that have been, or may be, issued and the exercise price of any awards granted pursuant to the 2002 Equity Plan are subject to adjustment by our Compensation Committee to reflect stock dividends, mergers, recapitalizations, or other changes affecting our common stock. If our Compensation Committee determines that we have undergone a change-in-control, it may accelerate any time period relating to exercise or payment, provide for payment in cash or other property with a fair market value equal to that amount that would have been received upon exercise, adjust terms, cause awards to be assumed or substituted by another entity or make such other provision as the Compensation Committee may consider equitable to the participants and in our best interests. Our Compensation Committee also has the authority to determine the effect on awards of a participant’s retirement, disability, death or other termination of employment, including the time periods relating to exercise or payment of the awards.

Amendment or Termination

Our Board may amend the 2002 Equity Plan, subject to any shareholder approval, as it determines to be necessary or advisable. Subject to the special limitations on the repricing of stock options which require shareholder approval, our Compensation Committee has authority to amend outstanding awards, including changing the date of exercise and converting an ISO to a nonstatutory stock option, if the Compensation Committee determines that:

•	such action would not materially and adversely affect the participant;

•	the award is canceled and the participant receives the net value in cash or other property of what would have been received upon exercise;

•	the change reduces the benefit of a performance-based vesting award; or

•	our Compensation Committee determines that such action is reasonably necessary to comply with any regulatory, accounting, or stock market listing requirement.

Unless terminated earlier by our Board, or extended by approval of our shareholders of the proposed amendment of the 2002 Equity Plan at the annual meeting, no further awards may be granted under the 2002 Equity Plan after May 27, 2019, which is the tenth anniversary of the approval of the most recent amendment of the 2002 Equity Plan. If the proposed amendment is approved, awards may be made until the tenth anniversary of that approval.

U.S. Federal Income Tax Consequences Relating to Awards

The following is a brief summary description of the material United States federal income tax consequences relating to awards granted pursuant to the 2002 Equity Plan based on the applicable tax law in effect as of the date of this proxy statement.

Incentive Stock Options. A participant who receives an ISO award, known as an optionee, does not realize taxable income for regular tax purposes upon the grant or exercise of an ISO under the 2002 Equity Plan. If no disposition of shares issued to an optionee pursuant to the exercise of an ISO is made by the optionee within two years from the date of grant or within one year from the date of exercise, then (a) upon sale of such shares, any amount realized in excess of the option price (the amount paid for the shares) is taxed to the optionee as long-term capital gain and any loss sustained will be a long-term capital loss, and (b) no deduction is allowed to us for federal income tax purposes. The exercise of ISOs gives rise to an adjustment in computing alternative minimum taxable income that may result in alternative minimum tax liability for the optionee in the year of option exercise.

Under current tax laws, the optionee would pay the greater of the regular tax liability or the alternative minimum tax liability. In certain circumstances, optionees may recover all or substantially all of the alternative minimum tax liability created due to the exercise of an ISO in later tax years, including the year of sale of the shares. If shares of common stock acquired upon the exercise of an ISO are disposed of before the expiration of the two-year and one-year holding periods described above (a “disqualifying disposition”), then (a) the optionee realizes ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares at exercise (or, if less, the amount realized on a sale of such shares) over the option price thereof, and (b) we are entitled to deduct such amount. Any further gain realized is taxed as a short or long-term capital gain and does not result in any deduction to us. A disqualifying disposition in the year of exercise may avoid the alternative minimum tax consequences of the exercise of an ISO.

Nonstatutory Stock Options. No income is realized by the optionee at the time a nonstatutory option is granted. Upon exercise, (a) ordinary income is realized by the optionee in an amount equal to the difference between the option price and the fair market value of the shares on the date of exercise, and (b) we receive a tax deduction for the same amount. Upon disposition of the shares, appreciation or depreciation after the date of exercise is treated as a short or long-term capital gain or loss and will not result in any further deduction by us.

Restricted Stock. Generally, a recipient will be taxed at the time the conditions to earning the award are met. The excess of the fair market value of the shares at that time over the amount paid, if any, by the recipient for the shares will be treated as ordinary income. The recipient may instead elect at the time of grant to be taxed (as ordinary income) on the excess of the then fair market value of the shares over the amount paid, if any, for the shares. In either case, we receive a tax deduction for the amount reported as ordinary income to the recipient, subject to the limitations of Internal Revenue Code Section 162(m) discussed below. Upon disposition of the shares, any appreciation or depreciation after the taxable event is treated as a short or long-term capital gain or loss and will not result in any further deduction by us.

Unrestricted Stock. Generally, a recipient will be taxed at the time of the grant of the award. The fair market value of the shares at that time will be treated as ordinary income. We receive a tax deduction for the amount reported as ordinary income to the recipient subject to the limitations of Internal Revenue Code Section 162(m). Upon disposition of the shares, any appreciation or depreciation after the taxable event is treated as short or long-term capital gain or loss and will not result in any further deduction by us.

Restricted Stock Units. A recipient does not realize taxable income upon the grant or vesting of a restricted stock unit. The recipient must include as ordinary income when an award is settled an amount equal to the excess of the fair market value of the shares (or the amount of cash) distributed to settle the award. Subject to the limitations of Internal Revenue Code Section 162(m), we receive a corresponding tax deduction at the time of settlement. If the award is settled in shares, then any subsequent appreciation or depreciation is treated as short or long-term capital gain or loss and will not result in any further deduction by us.

Internal Revenue Code Section 162(m). Our Compensation Committee has designed the 2002 Equity Plan with the intention of satisfying Section 162(m) with respect to equity awards granted to covered employees. Further information regarding Section 162(m) is provided in the description of Proposal 3 below.

New Plan Benefits

If the amendment to the 2002 Equity Plan is approved, our Compensation Committee will be able to grant awards to eligible participants at its discretion. Consequently, it is not possible to determine at this time the amount or dollar value of awards to be provided under the 2002 Equity Plan should this proposal be approved. If this proposal is approved, we would designate 2,500,000 additional shares available for issuance under the 2002

Equity Plan. In light of the 1 for 10 reverse stock split of our common stock that we effected last May, the Compensation Committee is currently evaluating the level of option awards to be granted to our directors, executive officers and other employees, and accordingly the number of shares underlying these awards is not presently known to us.

Equity Awards Granted

Under the 2002 Equity Plan, which includes for this purpose stock options granted under our predecessor plans, we have granted, as of March 25, 2010, the following equity awards to the individuals and groups indicated:

Named Executives	Number of Stock Options Granted Under 2002 Equity Plan	Number of Stock Options Outstanding Under 1993 Plan (1)	Number of Shares Of Unrestricted Stock Granted Under 2002 Equity Plan	Restricted Stock Units
Geoffrey F. Cox	83,598	42,500	100	7,200
Chairman, Chief Executive Officer and President

John B. Green	35,498	26,687	100	3,600
Senior Vice President, Chief Financial Officer and Treasurer

Harry M. Meade	37,498	25,467	100	3,600
Senior Vice President, Research and Development

All current executive officers as a group (5 persons)	230,890	100,452	500	21,600

All current directors who are not executive officers as a group (10 persons)	55,500	39,983	—	—

Other employees as a group (including all current officers who are not executive officers)	575,648	443,465	12,600	50,357

The total awards to date under the 2002 Equity Plan are 895,788 shares. No person other than those listed above has received more than five percent of the equity awards granted under the 2002 Equity Plan.

(1)	Includes options granted under our prior 1993 Plan and our 1993 Director Option Plan, both of which were previously merged into the 2002 Equity Plan.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table sets forth information about the securities authorized for issuance under our equity compensation plans as of January 3, 2010:

Equity Compensation Plan Information

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights		(b) Weighted-average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))(3)(4)
Equity compensation plans/arrangements approved by shareholders(1)	5,214,118	(2)	$9.69	275,535
Equity compensation plans/arrangements not approved by shareholders	—			—

Total	5,214,118			275,535

(1)	Includes our prior 1993 Equity Incentive Plan, the 2002 Equity Plan and our 2003 Employee Stock Purchase Plan.

(2)	Excludes purchase rights accruing under the 2003 Employee Stock Purchase Plan because the purchase price (and therefore the number of shares to be purchased) is not determined until the end of each purchase period.

(3)	Includes 52,557 shares issuable under the 2003 Employee Stock Purchase Plan and 192,978 shares issuable under the 2002 Equity Plan.

(4)	Up to 10% of the awards under the 2002 Equity Plan may be issued as restricted or unrestricted stock awards. For purposes of this limitation, awards subject to performance vesting and awards granted in lieu of cash bonuses are disregarded.

Vote Required

The affirmative vote presenting a majority of the votes cast by holders of shares present, or represented by proxy, and entitled to vote thereon is required to approve this Proposal 2. Abstentions and broker non-votes will not be counted as votes cast and, accordingly, will not affect the outcome of this Proposal 2.

Recommendation of our Board of Directors

Our Board of Directors recommends that all shareholders vote “FOR” the approval of the amendment of the 2002 Equity Plan at the annual meeting.

PROPOSAL 3 –

APPROVAL OF THE 2002 EQUITY PLAN

FOR PURPOSES OF INTERNAL REVENUE CODE SECTION 162(m)

Our 2002 Equity Plan is designed so that equity awards under the Plan will comply whenever possible with the requirements of Section 162(m) of the Internal Revenue Code when they are made to “covered employees.” Under Section 162(m) our chief executive officer and the next four highest paid executive officers are “covered employees”. Accordingly, we are asking shareholders to approve the performance goals under the 2002 Equity Plan and an increase in the annual limitation on grants per participant.

The material terms of the 2002 Equity Plan are set forth above under Proposal 2 and a more detailed description of Section 162(m) is set forth below.

Compliance with the “Performance-Based” Exemption of Internal Revenue Code Section 162(m)

United States tax laws generally do not allow publicly-held companies to obtain tax deductions for compensation of more than $1 million accrued in any year with respect to any of the chief executive officer and the next four highest paid executive officers (each, a “covered employee”) unless the compensation is “performance-based” as defined in Internal Revenue Code Section 162(m). Stock options and SARs granted under an equity compensation plan are performance-based compensation if (a) shareholders approve a maximum aggregate per person limit on the number of shares that may be granted each year (the “Annual Share Limit”), (b) any stock options or SARs are granted by a committee consisting solely of outside directors, and (c) the stock options or SARs have an exercise price that is not less than the fair value of common stock on the date of grant.

The 2002 Equity Plan is designed with the intention of satisfying Section 162(m) with respect to stock options and SARs, if any, granted to covered employees.

In the case of restricted stock and restricted stock units, Section 162(m) requires that the general business criteria of any performance goals that are established by our Compensation Committee be approved and periodically re-approved by shareholders (generally, every five years) in order for such awards to be considered performance-based and deductible by the employer. The performance goals must be established within a prescribed time frame commencing at the beginning of the relevant performance period. Furthermore, satisfaction of any performance goals during the relevant performance period must be certified by our Compensation Committee.

The 2002 Equity Plan, as previously approved by our shareholders, has the following list of business criteria upon which our Compensation Committee may establish performance goals for deductible performance-based awards made to covered employees: (a) increases in the price of the common stock, (b) product or service sales or market share, (c) revenues, (d) return on equity, assets, or capital, (e) economic profit (economic value added), (f) total shareholder return, (g) costs, (h) expenses, (i) margins, (j) earnings or earnings per share, (k) cash flow, (l) cash balances, (m) customer satisfaction, (n) operating profit, (o) research and development progress, (p) clinical trial progress, (q) licensing, (r) product development, (s) manufacturing, or (t) any combination of the foregoing, including without limitation goals based on any of such measures relative to appropriate peer groups or market indices. Performance goals may be particular to a participant or may be based, in whole or in part, on the performance of the division, department, line of business, subsidiary, or other business unit in which the participant works, or on the performance of the Company generally. The Compensation Committee has the authority to reduce (but not to increase) the amount payable at any given level of performance to take into account factors that the Compensation Committee may deem relevant.

Proposed Approval of the Performance Goals and the Amended Annual Share Limit of the 2002 Equity Plan

We are seeking shareholder approval of the Compensation Committee’s right to develop performance goals based upon the business criteria noted above for any future awards of restricted stock or restricted stock units to any of our covered employees, namely our chief executive officer or any of our next four most highly compensated officers. Shareholder approval of these business criteria will enable us to realize a full income tax deduction for these awards under the 2002 Equity Plan where the deduction would otherwise be restricted by Internal Revenue Code Section 162(m).

In addition, our Compensation Committee of our Board of Directors has amended the limit on individual grants to provide that the maximum number of shares of common stock subject to awards that may be granted to any participant shall not exceed 400,000 shares in the aggregate in any calendar year, except that for awards to any new employee during the calendar year in which his or her service as an employee first commences such number may not be more than 800,000 shares. This amendment increased the Annual Share Limit from the annual and new hire levels of 40,000 and 60,000, respectively, last approved by our shareholders before our reverse stock split and additional equity financings in 2009. Before the reverse stock split these limitations were 400,000 shares and 600,000 shares, respectively. Shareholder approval of this amendment is required for us to comply with the performance-based compensation exception set forth in Section 162(m) of the Internal Revenue Code to provide us the maximum permitted tax deduction for future compensation paid under the 2002 Equity Plan.

The preceding summary is qualified in its entirety by reference to the full text of the 2002 Equity Plan, as amended by our Board of Directors and subject to shareholder approval, which has been included as Appendix A to this proxy statement and will be made available upon written request to our Chief Financial Officer at 175 Crossing Boulevard, Framingham, MA 01702.

Vote Required

The affirmative vote of a majority of the shares represented in person or by proxy at the annual meeting and entitled to vote on this proposal will constitute the approval of the 2002 Equity Plan for purposes of Section 162(m). Abstentions and broker non-votes will not be counted as votes cast and, accordingly, will not affect the outcome of this Proposal 3.

Recommendation of the Board of Directors

Our Board of Directors recommends that all shareholders vote “FOR” the approval of the 2002 Equity Plan for 162(m) purposes at the annual meeting.

PROPOSAL 4 –

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The firm of PricewaterhouseCoopers LLP, an independent registered public accounting firm, has audited our financial statements since our inception in 1993. Our Audit Committee has appointed them to serve as our auditors for the fiscal year ending January 2, 2011. Detailed disclosure of the audit and tax fees we paid to PricewaterhouseCoopers LLP in 2009 and 2008 may be found below in the section titled “Independent Registered Public Accountants’ Fees and Other Matters”. Based on these disclosures and information in the Audit Committee Report provided elsewhere in this proxy statement, our Audit Committee is satisfied that PricewaterhouseCoopers LLP is sufficiently independent of management to perform its duties properly. Although not legally required to do so, our Board considers it desirable to seek, and recommends, shareholder ratification of our selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal year 2010. If the shareholders fail to ratify our selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of our Company and our shareholders.

Vote Required

The ratification of PricewaterhouseCoopers LLP as our independent public accounting firm will require the affirmative vote of a majority of votes cast at the meeting. Abstentions and broker non-votes will not be counted as votes cast and, accordingly, will not affect the outcome of this Proposal 4.

Recommendation of the Board of Directors

The Board recommends that all shareholders vote “FOR” the ratification of the appointment of PricewaterhouseCoopers LLP.

BOARD OF DIRECTORS AND COMMITTEES

General

Our Board of Directors has responsibility for establishing broad corporate policies and reviewing our overall performance rather than day-to-day operations. Our Board’s primary responsibility is to oversee management and, in so doing, to serve the best interests of us and our shareholders. Our Board reviews and approves corporate objectives and strategies, and evaluates significant policies and proposed major commitments of corporate resources. It participates in decisions that have a potential major economic impact on us. Management keeps the directors informed of company activities through regular written reports and presentations at Board and committee meetings.

Board Independence

Our Board has determined that Messrs. Geraghty, Landine and Tuck, Ms. McNamara and Dr. Bullock are “independent directors” under NASDAQ listing standards.

Board Leadership Structure

The Board does not have a policy regarding the separation of the roles of Chief Executive Officer and Chairman of the Board as the Board believes it is in our best interests to make the determination based on an assessment of the current condition of our company and of the composition of the Board. The Board has determined that having the Company’s Chief Executive Officer serve as Chairman, and having Dr. Bullock serve as the lead independent director, is in the best interest of our shareholders at this time. This structure makes the best use of the Chief Executive Officer’s extensive knowledge of the company and its industry, while also providing effective leadership of the independent directors through our lead director and thereby fostering greater communication between our management and the Board.

Risk Oversight

The Board is responsible for monitoring the risks that affect the company, including operational, legal, regulatory, strategic and financial risks. As part of routine Board meetings, management presents the Board with updates regarding key facets of the company’s operations. The Board is responsible for assessing risks based on their working knowledge of the company and the risks inherent in its business. In addition, the Audit Committee monitors the company’s financial and audit-related risks.

Board Meetings and Committees

Our Board held thirteen meetings during fiscal year 2009, four of which included executive sessions at which no members of management were present. Each of the directors then in office attended at least 75% of the aggregate of all meetings of the Board and all meetings of the committees of the Board on which such director then served, with the exception of Dr. Mérot and Dr. Prost, who joined our Board in the third quarter of 2009 and attended 67% of such meetings. Directors are asked to attend each annual meeting of shareholders, barring significant commitments or special circumstances. All of our directors then in office attended our 2009 annual meeting, with the exception of Mr. Béchon, Ms. Gray and Mr. Miller.

Shareholder Communications

Any shareholder wishing to communicate with our Board, any committee of the Board or a particular director may do so by sending written correspondence to our principal executive offices, at 175 Crossing Boulevard, Framingham, MA 01702 c/o Chief Financial Officer. All such communications will be delivered to the Board or the appropriate director or committee chair.

Our Board has three standing committees: Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee. The members of all of our standing committees are independent, non-employee directors.

Audit Committee

The Audit Committee has authority to select and engage our independent registered public accountants and is responsible for reviewing our audited financial statements, accounting processes and reporting systems and discussing the adequacy of our internal financial controls with our management and our independent registered public accountants. The Audit Committee reviews the performance of the independent registered public accountants in the annual audit and in assignments unrelated to the audit, assesses the independence of the independent registered public accountants, and reviews their fees. The Audit Committee also develops and recommends to the Board a set of related person guidelines applicable to the Board and us and reviews and approves any related person transactions in accordance with those guidelines. The current members of the Audit Committee are Messrs. Tuck (Chair) and Landine and Ms. McNamara. Robert W. Baldridge was also a member of the Audit Committee until October 1, 2009 when he resigned from the Board. Our Board has considered and determined that each of the members of the Audit Committee satisfies the independence and financial literacy requirements under NASDAQ listing standards. The Board has also determined that Mr. Tuck, who has an M.B.A. degree and has served as the chief executive officer of a biotechnology company, qualifies as an “audit committee financial expert” as defined under the rules of the Securities and Exchange Commission. The Board has also noted that Ms. McNamara has served as the chief executive officer of an international consulting firm and as the chief executive officer of a clinical trial data management and mobile technology company. Mr. Landine is a Certified Public Accountant and has served for over seventeen years as a senior officer of a biotechnology company, including ten years as its chief financial officer.

The Audit Committee held five meetings during fiscal year 2009. The Audit Committee operates pursuant to a written charter, which is available on the Investor Relations Section of our website at www.gtc-bio.com. For more information about the Audit Committee, see “Report of the Audit Committee” in this proxy statement.

Compensation Committee

Our Compensation Committee is responsible for establishing cash compensation policies with respect to our executive officers and directors, determining the compensation to be paid to our executive officers and administering our equity incentive and stock purchase plans. The current members of the Compensation Committee are Messrs. Bullock (Chair), Geraghty and Tuck. Kenneth A. Bauer, Mary Ann Gray and Marvin L. Miller were also members of the Compensation Committee until October 1, 2009 when they resigned from the Board, at which point Mr. Geraghty joined the Compensation Committee. The Compensation Committee held two meetings during fiscal year 2009. The Compensation Committee operates pursuant to a written charter, which is available on the Investor Relations section of our website at www.gtc-bio.com. Our Board has determined that all of the Compensation Committee members meet the independence requirements under NASDAQ listing standards.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee identifies individuals qualified to become Board members and recommends to the Board the director nominees for the next annual meeting of shareholders and candidates to fill vacancies on the Board. Additionally, the Nominating and Corporate Governance Committee recommends to the Board the directors to be appointed to Board committees. The Nominating and Corporate Governance Committee also develops and recommends to the Board a set of corporate governance guidelines applicable to the Board and to us and oversees the effectiveness of our corporate governance in accordance with those guidelines. The Nominating and Corporate Governance Committee currently consists of the independent directors, Messrs. Bullock, Geraghty, Landine and Tuck and Ms. McNamara, each of whom the Board has determined meets the independence requirements under NASDAQ listing standards. Messrs. Baldridge, Bauer and Miller and Dr. Gray were also members of the Nominating and Corporate Governance Committee until October 1, 2009 when they resigned from the Board. The Committee held one meeting and one subcommittee meeting during fiscal year 2009. The subcommittee then consisted of Messrs. Baldridge, Bullock, Landine and Tuck and Dr. Gray. The Nominating and Corporate Governance Committee operates pursuant to a written charter, which is available on the Investor Relations section of our website at www.gtc-bio.com.

The Nominating and Corporate Governance Committee considers candidates for Board membership suggested by its members and other Board members. Additionally, in selecting nominees for directors, the Nominating and Corporate Governance Committee will review candidates recommended by shareholders in the same manner and using the same general criteria as candidates recruited by the committee and/or recommended by the Board. The Nominating and Corporate Governance Committee will also consider whether to nominate any person nominated by a shareholder in accordance with the provisions of our by-laws relating to shareholder nominations as described in “Deadline for Shareholder Proposals and Director Nominations” below.

Once the Nominating and Corporate Governance Committee has identified a prospective nominee, a subcommittee of the Nominating and Corporate Governance Committee makes an initial determination as to whether to conduct a full evaluation of the candidate. This initial determination is based on the information provided to the subcommittee with the recommendation of the prospective candidate, as well as the subcommittee’s own knowledge of the prospective candidate, which may be supplemented by inquiries of the person making the recommendation or others. The preliminary determination is based primarily on the need for additional Board members to fill vacancies or expand the size of the Board and the likelihood that the prospective nominee can satisfy the evaluation factors described below. Based on the recommendation of the subcommittee, the full committee then evaluates the prospective nominee against the standards and qualifications set out in our Corporate Governance Guidelines, which include among others:

•

whether the prospective nominee meets the independence requirements defined under NASDAQ listing standards and audit committee financial expert requirements defined under applicable Securities and Exchange Commission rules and regulations;

•	the extent to which the prospective nominee’s skills, experience and perspective add to the range of talent appropriate for the Board and whether such attributes are relevant to our industry;

•	the prospective nominee’s ability to dedicate the time and resources sufficient for the diligent performance of Board duties; and

•	the extent to which the prospective nominee holds any position that would conflict with responsibilities to us.

If the Nominating and Corporate Governance Committee’s internal evaluation is positive, the subcommittee and possibly others will interview the candidate. Upon completion of this evaluation and interview process, the Nominating and Corporate Governance Committee makes a recommendation and report to the Board as to whether the candidate should be nominated by the Board, and the Board determines whether to approve the nominee after considering this recommendation and report. The Nominating and Corporate Governance Committee and the Board do not have a formal diversity policy. In identifying nominees for directors, however, consideration is given to the diversity of professional experience, education and backgrounds among the directors so that a variety of experience and points of view are represented in Board discussions and deliberations concerning our business.

Compensation Committee Interlocks and Insider Participation

No person serving on the Compensation Committee at any time during fiscal year 2009 was a present or former officer or employee of ours or any of our subsidiaries during that year. During fiscal year 2009, no executive officer of ours served as a member of the board of directors or compensation committee (or other board committee performing equivalent functions) of any other entity that had an executive officer serving on our Board or Compensation Committee.

EXECUTIVE OFFICER AND DIRECTOR COMPENSATION

Summary Compensation Table

The following table sets forth information concerning compensation paid to, or earned by, our principal executive officer and two other most highly compensated executive officers in fiscal years 2009 and 2008:

Name and Principal Position	Year	Salary($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Comp. ($)(4)	Total ($)
Geoffrey F. Cox Chairman, Chief Executive Officer and President	2009 2008	452,308 480,000	76,800 5,975	46,489 70,136	31,481 43,678	59,904 7,568	666,982 607,357

John B. Green Senior Vice President, Chief Financial Officer and Treasurer	2009 2008	288,668 306,342	36,761 2,657	20,710 32,705	10,017 32,774	28,674 4,104	384,830 378,582

Harry M. Meade Senior Vice President, Research and Development	2009 2008	281,463 298,695	34,051 2,689	20,534 33,975	10,017 32,774	27,958 3,991	374,023 372,124

(1)	Reflects payments of the portion of bonus based on individual performance paid or to be paid in cash. The payment of the 2009 bonus will be paid only if and when certain conditions are met which were set by the Compensation Committee on February 17, 2010, including the Company raising at least $20 million of new financing. The 2008 amount was paid in the fourth quarter of 2009.

(2)	For 2009, the amount reflects the grant date fair value of shares of restricted stock awarded under the 2008 Retention Plan, which was $3.51 per share on January 2, 2009 as well as the portion of the 2008 individual performance bonus paid in restricted stock in 2009. For 2008, the amount reflects the grant date fair market value of shares of unrestricted stock awarded under the 2008 Retention Plan, which was $3.90 per share on July 1, 2008 as well as the portion of the 2007 bonus paid in unrestricted common stock, which had a grant date fair value of $0.63 per share. The 2008 Retention Plan was designed to encourage retention through equity grants of our common stock.

(3)	Reflects the aggregate fair value computed in accordance with ASC Topic 718 for fiscal years 2009 and 2008. For the assumptions underlying the valuation of the 2009 awards see Note 11 to the Consolidated Financial Statements included in our Annual Reports on Form 10-K for the fiscal year ended January 3, 2010 filed with the SEC on March 12, 2010, and Note 2 to the Consolidated Financial Statements included in our Quarterly Reports on Form 10-Q for the first three fiscal quarters ended March 29, 2009, June 28, 2009, September 27, 2009, filed with the SEC on May 13, 2009, July 31, 2009 and November 6, 2009, respectively.

(4)	Reflects payments of the cash portion of non-equity incentive plan bonuses based on corporate performance. These payments were made in first quarter of the following year, except for the 2008 amount, which was paid in the fourth quarter of 2009. The payment of the 2009 bonus will be paid only if and when certain conditions are met which were set by the Compensation Committee on February 7, 2010, including the Company raising at least $20 million of new financing.

Employment Agreements

Several of our named executives have employment agreements that include compensation provisions unrelated to termination and change-in-control payments. These agreements provide for a minimum base salary and eligibility to receive performance and incentive bonuses. Each of these agreements is summarized below.

Geoffrey F. Cox, PhD, Chairman, President and Chief Executive Officer. We entered into an employment agreement with Dr. Cox in July 2001 and an amended and restated employment agreement in July 2008. Pursuant to this agreement, he is entitled to a minimum annual base salary of $480,000, and is eligible to receive performance and incentive bonuses of not less than 40% of his then current base salary, based on the achievement of certain individual and corporate objectives established jointly by Dr. Cox and our Compensation Committee. In calendar year 2009, Dr. Cox received base salary payments of $452,308, which reflects furlough arrangements applicable to all our employees.

John B. Green, Senior Vice President, Chief Financial Officer and Treasurer. We entered into an employment agreement with Mr. Green in August 1997 and an amended and restated employment agreement in July 2008. Pursuant to this agreement, he is entitled to a minimum base salary of $306,342 per year, plus performance and incentive bonuses as determined by our Compensation Committee. In calendar year 2009, Mr. Green received base salary payments of $288,688, which reflects furlough arrangements applicable to all our employees.

Harry Meade, PhD, Senior Vice President, Research and Development. We entered into an employment agreement with Dr. Meade in May 1996 and an amended and restated employment agreement in July 2008. Pursuant to this agreement, he is entitled to a minimum base salary of $298,695 per year, plus performance and incentive bonuses as determined by our Compensation Committee. In calendar year 2009, Dr. Meade received base salary payments of $281,463, which reflects furlough arrangements applicable to all our employees.

Outstanding Equity Awards at Fiscal Year-End 2009

The following table sets forth additional information regarding the equity awards granted to our named executives and outstanding as of January 3, 2010:

Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price	Option Exercise Date
Geoffrey F. Cox	1,500		—		88.10	5/23/2011
	28,500		—		80.00	7/17/2011
	12,500		—		38.00	2/14/2012
	1,499		—		18.90	5/22/2012
	12,500	(1)	—		14.50	2/14/2013
	7,500	(2)	—		39.60	2/13/2014
	100	(3)	—		22.50	12/9/2014
	7,499	(4)	—		17.10	2/15/2015
	7,200	(5)	1,800	(5)	10.30	3/10/2016
	5,250	(6)	3,500	(6)	10.40	3/6/2017
	1,350	(7)	900	(7)	11.80	5/23/2017
	3,000	(8)	4,500	(8)	6.30	3/7/2018
	8,000	(9)	8,000	(9)	3.10	12/10/2013
	2,200	(10)	8,800	(10)	3.70	3/30/2014

John B. Green	3,299		—		173.125	5/24/2010
	3,499		—		50.313	3/14/2011
	4,999		—		38.00	2/14/2012
	4,999	(1)	—		14.50	2/14/2013
	2,499	(2)	—		39.60	2/13/2014
	100	(3)	—		22.50	12/9/2014
	3,900	(4)	—		17.10	2/15/2015
	2,800	(5)	700	(5)	10.30	3/10/2016
	1,350	(6)	900	(6)	10.40	3/6/2017
	1,350	(7)	900	(7)	1.18	5/23/2017
	1,000	(8)	1,500	(8)	6.30	3/7/2018
	5,000	(9)	5,000	(9)	3.10	12/10/2013
	700	(10)	2,800	(10)	3.70	3/30/2014

Harry M. Meade	3,299		—		173.125	5/24/2010
	1,999		—		50.313	3/14/2011
	4,999		—		38.00	2/14/2012
	4,499	(1)	—		14.50	2/14/2013
	2,500	(2)	—		39.60	2/13/2014
	100	(3)	—		22.50	12/9/2014
	3,899	(4)	—		17.10	2/15/2014
	4,000	(5)	1,000	(5)	10.30	3/10/2016
	2,700	(6)	1,800	(6)	10.40	3/6/2007
	1,000	(8)	1,500	(8)	6.30	3/7/2018
	5,000	(9)	5,000	(9)	3.10	12/10/2013
	700	(10)	2,800	(10)	3.70	3/30/2014

(1)	Granted on February 14, 2003. One-fifth vested upon grant and one-fifth vested on each of the next four annual anniversaries of grant.

(2)	Granted on February 13, 2004. On December 22, 2005, in anticipation of the effective date of SFAS 123(R), our Compensation Committee approved the acceleration of vesting of all unvested stock options that had an exercise price of $3.75 or above which were held by current employees as of December 22, 2005, including executive officers.

(3)	Granted on December 9, 2004. One-fifth vested upon grant and one-fifth vests on each of the next four annual anniversaries of grant.

(4)	Granted on February 15, 2005. One-fifth vested upon grant and one-fifth vests on each of the next four annual anniversaries of grant.

(5)	Granted on March 10, 2006. One-fifth vested upon grant and one-fifth vests on each of the next four annual anniversaries of grant.

(6)	Granted on March 6, 2007. One-fifth vested upon grant and one-fifth vests on each of the next four annual anniversaries of grant.

(7)	Granted on May 23, 2007. One-fifth vested upon grant and one-fifth vests on each of the next four annual anniversaries of grant.

(8)	Granted on March 7, 2008. One-fifth vested upon grant and one-fifth vests on each of the next four annual anniversaries of grant.

(9)	Granted on December 10, 2008. One half vested on September 30, 2009 and one half vests on June 30, 2010.

(10)	Granted on March 30, 2009. One-fifth vested upon grant and one-fifth vests on each of the next four annual anniversaries of grant.

Payments Upon Termination or Change-In-Control

We have entered into agreements, and we maintain plans that in some cases may require us to make payments and provide benefits to our named executives in the event of a termination of their employment, including upon a change-in-control of our company. For purposes of the description of the potential payments and benefits set forth below, we have assumed that the triggering event with respect to a termination or change-in-control occurred as of December 31, 2009, the last business day of our last fiscal year, and that the per share price of our common stock was $0.75, the closing price on that date. The actual amounts of any payments and the value of any benefits can only be determined at the time of a named executive’s termination or of a change-in-control of the company.

The following table sets out the circumstances in which we are obligated to make payments to our named executives, following or in connection with a termination of their employment. The table excludes information with respect to payments or benefits provided under arrangements or plans that do not discriminate in favor of the named executives and that are generally available on similar terms to all our of salaried employees, such as accrued vacation. The table also excludes amounts for which our obligation is limited to payments of earned, but unpaid compensation such as unpaid base salary, vacation earned and unpaid bonus for a previous year.

Severance and Change-in-Control Agreements and Provisions

We have entered into various agreements with our named executives that provide for, or contain provisions relating to, severance or change-in-control payments. The following descriptions summarize these agreements and provisions. Except in the case of Mr. Green, these agreements limit the aggregate amount of benefits payable to the named executive upon a change-in-control to 2.99 times the “base amount” as defined in Section 280G of the Internal Revenue Code. These agreements also provide that no payment or benefit payable or provided to the executive that constitutes deferred compensation under Section 409A of the Internal Revenue Code and becomes payable by reason of a termination or change-in-control will be paid or provided to the executive prior to six months after his “separation from service,” as that term is defined under the Internal Revenue Code. In addition, unless indicated below, any options or other equity awards granted to our named executives subject to vesting or exercise terminate upon the three month anniversary of the date of termination of the named executive’s employment.

Dr. Cox, Chairman, President and Chief Executive Officer

Pursuant to our employment agreement with Dr. Cox, if:

(i)	we terminate his employment without cause;

(ii)	we or our successor terminate his employment within 12 months after a change-in-control (except upon his death or disability, retirement or without cause);

(iii)	he terminates his employment upon our continued breach of a material duty or obligation under the agreement for 30 days after we receive written notice of the breach; or

(iv)	he terminates his employment for good reason within 12 months after a change-in-control;

then Dr. Cox is entitled to receive a severance amount equal to 24 months of his then current base salary plus his maximum incentive bonus that would next be payable to him for the then current bonus period prorated based on the number of days worked of the then current bonus period. The severance amount would be payable to Dr. Cox in monthly installments over 24 months following his termination. In addition, Dr. Cox would be entitled to continue receiving his then current benefits for 24 months. Further, Dr. Cox’s outstanding unvested options would become fully vested and exercisable and remain exercisable for 24 months following the termination of his employment. As a condition to our obligations under his agreement, Dr. Cox entered into a confidentiality and non-competition agreement providing for a five-year non-disclosure period and a one-year non-compete period.

Mr. Green, Senior Vice President, Chief Financial Officer and Treasurer

Pursuant to our employment agreement with Mr. Green, if we terminate his employment without cause or he terminates his employment for any reason within 24 months following a change-in-control, he is entitled to receive a severance amount equal to:

(i)	12 months of his then current base salary, if we terminate his employment without cause either outside the period from 180 days before and 24 months after a change-in-control; or

(ii)	24 months of his then current base salary if:

(a)	we terminate his employment without cause during the period 180 days before and 24 months after a change-in-control; or

(b)	he terminates his employment within 24 months after a change-in-control.

In addition to his base salary payment, Mr. Green would also be entitled to an amount equal to the maximum incentive bonus that would next be payable to him for the then current bonus period, prorated based on the number of days worked during that then current bonus period. The severance payment would be payable to Mr. Green within 10 days after the date his employment is terminated, subject to restrictions imposed by Section 409A of the Internal Revenue Code, noted above. In addition, Mr. Green would be entitled to continue to receive his then current benefits for either a 12 or 24 month period, corresponding to the period on which his applicable base salary payment was based. Further, if Mr. Green’s employment is terminated pursuant to (ii) above, his outstanding unvested options would become fully vested and exercisable and remain exercisable pursuant to their duration as if his employment had not been terminated.

Dr. Meade, Senior Vice President, Research and Development

Pursuant to our amended and restated management agreement with Dr. Meade, if we terminate his employment without cause, then he is entitled to receive a severance amount equal to 12 months of his then current base salary plus the maximum incentive bonus that would next be payable to him for the then current bonus period, prorated based on the number of days worked of the then current bonus period. The severance amount would be payable to Dr. Meade biweekly over the 12 month period after his employment is terminated. In addition, Dr. Meade would be entitled to continue receiving his then current benefits for 12 months after his employment is terminated. The agreement also obligates Dr. Meade to a one-year non-compete period commencing upon the termination of his employment. In order to enforce this obligation, we must pay the severance amount to Dr. Meade, even if under the circumstances we are not otherwise required to do so under the agreement.

In addition to his management agreement, we entered into an amended and restated executive change-in-control agreement with Dr. Meade in July 2008. Pursuant to this agreement, if:

(i)	we or our successor terminate his employment within 12 months after a change-in-control (except upon his death or disability, retirement or termination for cause); or

(ii)	he terminates his employment for good reason within 12 months after a change-in-control;

then Dr. Meade is entitled to a severance amount equal to 12 months of then current base salary plus the incentive bonus most recently paid to him, prorated based on the number of days worked in the then current bonus period. The severance amount will be payable to Dr. Meade in monthly installments over 12 months following the termination of his employment. In addition, Dr. Meade will be entitled to continue receiving his then current benefits for 12 months after his employment is terminated. Also, Dr. Meade’s outstanding unvested stock options will become fully vested and exercisable upon the termination of his employment.

Name	By us without cause		By us upon a change-in- control		By employee upon our breach	By employee upon a change-in- control		By employee upon a change-in-control with good reason
Geoffrey F. Cox
Acceleration of Options	2,009		2,009		2,009	—		2,009
Bonus	230,400		230,400		230,400	—		230,400
Base Salary	960,000		960,000		960,000	—		960,000
Continuation of Benefits(1)	30,618		30,618		30,618	—		30,618
Total	1,223,027	(2)	1,223,027	(3)	1,223,027	—		1,223,027	(3)(4)

John B. Green
Acceleration of Options	None		3,013		—	3,013		—
Base Salary(8)	355,127		661,467		—	661,467		—
Bonus	110,282		110,282		—	110,282		—
Continuation of Benefits(5)	14,962		29,924		—	29,924		—
Total	480,371	(2)	804,686	(3)	—	804,686	(3)	—

Harry M. Meade
Acceleration of Options	None		1		—	—		1
Base Salary	298,696		298,696		—	—		298,696
Bonus	107,531		107,531		—	—		107,531
Continuation of Benefits	14,940	(5)	14,940	(1)	—	—		14,940	(1)
Total	421,167		421,168	(6)	—	—		421,168	(6)(7)

(1)	Benefits include life, medical, dental, accident and disability insurance for the severance term or until the executive receives this benefit from a new employer.

(2)	“Cause” means (i) continued breach of a material duty or obligation under the agreement; (ii) intentional or grossly negligent conduct by the executive that is materially injurious to us, or (iii) his continued willful failure to follow our Board’s instructions.

(3)	“Change-in-control” means (i) the acquisition by a person resulting in that person owning or controlling 50% or more of our common stock; (ii) a merger or similar combination after which 49% or more of the voting stock of the surviving corporation is held by persons who were not our shareholders immediately prior to the merger or combination; (iii) acquisition, merger or similar combination or divestiture of our business after which the executive’s role is not substantially the same as prior to the transaction; (iv) the election by our shareholders of 20% or more directors other than pursuant to nomination of our management; or (iv) the sale by us of all or substantially all of our assets or business.

(4)	“Good reason” means termination by the executive following a change-in-control upon any of: (i) a change in his responsibilities, titles or duties inconsistent with those immediately prior to the change-in-control, or the termination of the executive’s employment by us or a successor of ours (except for “cause,” the executive’s retirement, death or disability or termination by the executive other than for “good reason”); (ii) a reduction in the executive’s base salary; (iii) a requirement that the executive be based more than 60 miles from his office location immediately prior to the change-in-control; or (iv) our failure to obtain our successor’s assumption of our obligations under his employment agreement.

(5)	Benefits include health and dental insurance for the severance term.

(6)	“Change-in-control” means (i) the acquisition by a person resulting in that person owning or controlling 50% or more of our common stock; (ii) a merger or similar combination after which 50% or more of the voting stock of the surviving corporation is held by persons who were not our shareholders immediately prior to the merger or combination; (iii) the election by our shareholders of 50% or more directors other than pursuant to nomination of our management; or (iv) the sale by us of all or substantially all of our assets or business.

(7)	“Good reason” means termination by the executive following a change-in-control upon any of (i) a material diminution of the duties and responsibilities that the executive had immediately prior the change-in-control; (ii) a reduction in the executive’s base salary, (iii) a requirement that the executive be based more than 60 miles from his office location immediately prior to the change-in-control, or (iv) our failure to obtain our successor’s assumption of our obligations under his employment agreement.

(8)	Base salary for Mr. Green includes $48,787 of accrued vacation, which represents additional accrued vacation time above our limitation on vacation accrual that is generally available to all of our employees.

Director Compensation

Upon election or reelection, non-employee directors have typically received an option to purchase 4,500 shares, with one third vesting upon grant and the remaining portion vesting in two equal installments at the beginning of the second and third years of their three-year term. In 2009 all non-employee directors who were reelected at the annual meeting received such an option. The Board is currently evaluating the level of option awards to be granted to our directors in 2010.

The following table sets forth information concerning the compensation paid to, or earned by, our directors in fiscal year 2009:

Name	Fees Earned or Paid in Cash ($)		Option Awards ($)(1)(2)		Total ($)
Robert W. Baldridge	37,500		—		37,500
Kenneth A. Bauer	34,000		10,713	(3)	44,713
Christian Béchon	25,000	(5)	10,713	(3)	35,713
Francis J. Bullock	39,000	(6)	—		39,000
James A. Geraghty	35,500	(7)	—		35,500
Mary Ann Gray	35,000		—		35,000
William K. Heiden	7,500		3,545	(4)	11,045
Michael J. Landine	41,500		—		41,500
Pamela W. McNamara	42,500	(8)	10,713	(3)	53,213
Marvin L. Miller	34,500	(9)	10,713	(3)	45,213
Alan W. Tuck	48,500	(10)	—		48,500

(1)	Reflects the aggregate fair value computed in accordance with ASC Topic 718 for fiscal year 2009. For the assumptions underlying the valuation of these awards see Note 11 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended January 3, 2010 filed with the SEC on March 12, 2010 and Note 2 to the Consolidated Financial Statements included in our Quarterly Reports on Form 10-Q for the first three fiscal quarters ended March 29, 2009, June 28, 2009, September 27, 2007, filed with the SEC on May 13, 2009, July 31, 2009 and November 6, 2009.

(2)	The following aggregate number of option awards were outstanding as of January 3, 2010 for each director included in the table:

Director	Option Awards
Robert W. Baldridge	9,000
Kenneth A. Bauer	9,750
Christian Béchon	8,250
Francis J. Bullock	12,250
James A. Geraghty	12,250
Mary Ann Gray	6,000
William K. Heiden	3,000
Michael J. Landine	6,750
Pamela W. McNamara	11,250
Marvin L. Miller	11,250
Alan W. Tuck	10,000

(3)	Includes the aggregate fair value computed in accordance with ASC Topic 718 for fiscal year 2009 of 4,500 options granted to this director upon his or her re-election as a director on May 27, 2009.

(4)	Includes the aggregate fair value computed in accordance with ASC Topic 718 for fiscal year 2009 of 3,000 options granted to this director upon his election as a director on October 1, 2009.

(5)	Includes $20,000 in fees earned by Mr. Béchon which were paid in shares of our common stock in lieu of cash payment.

(6)	Includes $7,500 in fees earned by Dr. Bullock which were paid in shares of our common stock in lieu of cash payment.

(7)	Includes $11,000 in fees earned by Mr. Geraghty which were paid in shares of our common stock in lieu of cash payment.

(8)	Includes $4,000 in fees earned by Ms. McNamara which were paid in shares of our common stock in lieu of cash payment.

(9)	Includes $4,800 in fees earned by Mr. Miller which were paid in shares of our common stock in lieu of cash payment.

(10)	Includes $6,000 in fees earned by Mr. Tuck which were paid in shares of our common stock in lieu of cash payment.

We pay our non-employee directors a combination of cash and stock options for their service on our Board and its committees. We do not pay directors who are also our employees for their service as directors or directors who are employees of LFB. Director compensation is determined and reviewed annually by the Compensation Committee which recommends any changes to our Board for its approval.

Director Fees. We pay our non-employee and non-LFB directors an annual retainer of $12,000, payable in quarterly installments. Directors who also serve as non-Chair members of the Compensation Committee or the Nominating and Corporate Governance Committee receive for each committee an additional annual retainer of $2,000, payable quarterly. Directors who serve as the Chair of a committee receive for each committee an additional annual retainer of $3,000, payable quarterly. Directors who serve as non-Chair members of the Audit Committee receive an additional annual retainer of $4,000, payable quarterly. The director who serves as the Chair of the Audit Committee receives an additional annual retainer of $6,000, payable quarterly. In addition to these retainers, each non-employee director receives $1,000 for attendance in person (or $500 for participation by conference call) for each Board meeting and each standing committee meeting (other than meetings of the Nominating and Governance Committee held in conjunction with a Board meeting), plus reimbursement of reasonable expenses incurred in attending or otherwise participating in such meetings. Non-employee directors may elect to have part or all of their director fees paid in the form of our common stock. An election to be paid in common stock must be made prior to the payment date of the quarterly installment. The number of shares to be issued as payment is determined based on the amount of the quarterly installment to be paid in the form of common stock divided by the per share closing price of our common stock on the last trading day of the quarter preceding payment.

Stock Options. Our non-employee directors are currently eligible to participate in our 2002 Equity Plan. Our Board has discretion to determine the size, type and exercisability of any awards granted to our non-employee directors under the 2002 Equity Plan. Non-employee directors are granted options at the annual meeting of shareholders when they are elected or re-elected as director. Each eligible director, other than the Chairman of the Board, typically receives an option to purchase 1,500 shares of common stock for each year of the term of office to which the director is elected (normally 4,500 shares for election to a three-year term of office). A non-employee Chairman of the Board would receive an option to purchase an additional 1,500 shares for each year of the term of office to which the Chairman is elected (normally 4,500 shares for a three-year term of office). Upon an eligible director’s election other than at an annual meeting, the director is typically granted an option to purchase 1,500 shares in the case of a non-Chairman and an additional 1,500 shares in the case of a non-employee Chairman, for each year or portion of a year of the term of office to which he or she is elected. Options for non-employee directors other than the Chairman vest as to 1,500 shares on the date the option is granted and on the date of each subsequent annual meeting of shareholders, so long as the optionee is still a director. The options have a term of ten years and an exercise price, payable in cash or common stock, equal to the closing per share price of our common stock on the date of grant. In 2009 all eligible non-employee directors who were reelected at the annual meeting received such an option grant. The Board is currently evaluating the level of option awards to be granted to our directors in 2010 in light of the reverse stock split of our common stock that we effected last May.

RELATED PERSON TRANSACTIONS

Policy on Related Person Transactions

Our Board of Directors has adopted a written Policy on Related Person Transactions that sets forth our policies and procedures for the reporting, review, and approval or ratification of each related person transaction. Our Audit Committee is responsible for implementing this policy and determining that any related person transaction is in our best interests. The policy applies to transactions and other relationships that would need to be disclosed in this proxy statement as related person transactions pursuant to SEC rules. In general, these transactions and relationships are defined as those involving a direct or indirect interest of any of our executive officers, directors, nominees for director and 5% shareholders, as well as specified members of the family or household of any of these individuals or shareholders, where we or any of our affiliates have participated in the transaction as a direct party or by arranging the transaction and the transaction involves more than $120,000. In adopting this policy, our Board expressly excluded from its coverage any transactions, among others, involving compensation of our executive officers or directors that it or our Compensation Committee has expressly approved. The material terms of our initial agreements and arrangements with LFB Biotechnologies, S.A.S., or LFB, which beneficially owns more than 5% of our common stock, were approved by our Board before this policy was implemented. Any material modification to the material terms of these agreements and arrangements are subject to review by our Audit Committee under this policy.

LFB Biotechnologies, S.A.S.

LFB, our largest shareholder, currently owns beneficially approximately 75% of our outstanding shares of common stock on an as-converted basis based on the number of shares of our common stock outstanding on March 25, 2010 and issuable to LFB upon exercise of common stock warrants or conversion of convertible debt that are exercisable or convertible within 60 days thereafter. Christian Béchon, one of our directors, is a board representative for LFB and serves as President and Directeur General for LFB and serves as Chairman and Chief Executive Officer of LFB and Laboratoire Français du Fractionnement et des Biotechnologies S.A., LFB’s parent company. Evelyne Nguyen, Betrand Mérot and François Prost are also employed by LFB or its affiliates and were nominated by LFB and serve as board representatives for LFB. William K. Heiden was also nominated by LFB and serves as board representative for LFB.

February 2010 Debt Financing. On February 22, 2010, we entered into a Note Purchase Agreement with LFB under which LFB agreed to purchase and did purchase from us a $7,000,000 secured note. The secured note has a 36-month term and accrues interest at a rate of 4%, with a single payment of principal and interest at maturity. After January 1, 2011 LFB may annually adjust the rate of interest upwards or downwards, based on LFB’s then-current cost of capital, as determined by LFB in the exercise of its commercially reasonable discretion. Over the term of the secured note LFB may elect to participate in any of our future equity financing transactions by cancelling all or any portion of the principal and interest outstanding under the secured note for any shares of our common stock or securities convertible, exercisable or exchangeable into shares of our common stock that we issue and sell in the financing.

In connection with the debt financing, we also entered into a Third Amendment to our Amended and Restated Security Agreement with LFB, dated June 18, 2009 and a Third Amendment to our Mortgage, Security Agreement and Fixture Filing dated as of December 22, 2008. The purpose of these amendments was to modify our existing security arrangements with LFB to add the secured note to our debt that is secured by a first priority security interest on all of our assets, including our intellectual property, but excluding livestock.

November 2009 Equity Financing. On November 2, 2009, we entered into a Stock Purchase Agreement with LFB, under which we agreed to issue to LFB $3.625 million in shares of our common stock at a sales price of $1.07, which was equal to the closing price of our common stock on the NASDAQ Capital Market on Friday, October 30, 2009. On November 5, 2009, we issued 3,387,851 shares of our common stock to LFB pursuant to the purchase agreement.

Services Agreement. In July 2009, we entered into a services agreement with LFB under which we provide research, process and product development and regulatory services for LFB’s benefit in North America and for which we receive compensation at commercial rates. In 2009 the approximate dollar amount for services that we rendered to LFB was $1.5 million.

2009 Equity Financing. In June 2009, we entered into agreements with LFB that provided a total of $12.3 million of cash proceeds to us. This financing was completed in two steps. In the first step we issued to LFB a $4.5 million secured convertible note resulting in $4 million of cash proceeds to us and relieving a payable amount of approximately $500,000 owed to LFB for their excess funding of costs in our joint venture. The convertible note automatically converted into $9 million of a new series of redeemable convertible preferred stock upon shareholder approval, which occurred on July 30, 3009. In the second step LFB purchased $16.6 million of redeemable convertible preferred stock through payment to us of $8.3 million. Under the terms of the agreement, $12.8 million of the purchase price was subject to an escrow arrangement to secure the future dividends payable on this convertible preferred stock, which was to accrue at a rate of 10% over five years.

In November 2009, LFB converted the redeemable convertible preferred stock into approximately 10.6 million shares of our common stock, terminating LFB’s obligation to fund the escrow.

Under the June 2009 financing, LFB also had the option for six months to purchase $12.8 million of additional shares of redeemable convertible preferred stock with the same conversion prices allocated in the same proportions as in the original investment. In October 2009 LFB notified us that it was exercising the option in full, and on November 3, 2009 we issued an additional $12.8 million of Series E redeemable convertible stock. We received an additional $6.4 million of cash on the same terms as the initial investment, with the balance of the purchase price subject to an escrow arrangement between us and LFB. In January 2010, LFB converted these shares of redeemable convertible preferred stock into a total of approximately 5.3 million shares of our common stock, terminating LFB’s obligation to fund the escrow for this redeemable convertible preferred stock. On January 8, 2010, LFB converted all of its remaining Series E Convertible Preferred Stock into 5,299,073 shares of our common stock.

As part of these agreements, LFB also paid off the remaining net principal amount of our term loan with GE Capital for $3.5 million. We entered into a promissory note with LFB for $3.5 million which will be repaid on a 10-year amortization schedule at a 10.8% interest rate with a balloon payment on January 1, 2012. LFB holds a first lien on all of our assets, including intellectual property, to secure this debt and its existing debt from us. We were also charged an early termination fee of approximately $133,000 in accordance with the GE Capital term loan. During our 2009 fiscal year we paid approximately $100,000 of principal and $201,000 of interest related to this promissory note. As of January 3, 2010, the aggregate amount of principal outstanding under this note was $3.4 million. The largest aggregate amount of principal outstanding under this note during the 2009 fiscal year was $3.5 million. In December 2009, we amended the promissory note to reduce the interest rate to 4%, effective January 1, 2010.

Under this agreement we also granted to LFB the right to designate one or more directors to our Board of Directors, in addition to its current board representative, and in proportion to its equity ownership, on a fully diluted basis, provided that in any case, LFB has the right to appoint the maximum number of directors permissible under NASDAQ requirements. As required by NASDAQ, the number of board representatives would decrease ratably, to the extent that LFB’s ownership decreases, such that LFB’s board representation would not be disproportional to its equity ownership. The LFB designated directors will be appointed across our three classes of directors in as equal proportions as possible. As long as LFB owns at least 21% of our outstanding common stock on an as-converted basis, LFB’s board representatives will be nominated for election at our annual meeting of stockholders. In October 2009 LFB nominated, and our Board elected, four new directors in place of four of our independent directors. Now five of our eleven directors have been nominated by LFB.

2008 Convertible Debt Financing. In December 2008, we issued to LFB a convertible note (the “2008 Convertible Note”) and a warrant (the “Warrant”) in exchange for payment to us of aggregate gross proceeds of $15 million. The 2008 Convertible Note is convertible into 4,838,708 shares of our common stock and the Warrant is exercisable for 2,319,354 shares of our common stock. The 2008 Convertible Note will mature on June 30, 2012 and accrues interest at a rate equal to 8% per annum. During 2009 accrued interest was payable in cash in arrears on the last day of each fiscal quarter. LFB has the right to convert all or a portion of the 2008 Convertible Note into shares of our common stock at a conversion price equal to $3.10 per share. The conversion price of the 2008 Convertible Note and the number of shares issuable upon conversion of the 2008 Convertible Note will be proportionately adjusted for any stock splits, stock dividends, recapitalization or other combination or subdivision of the outstanding shares of our common stock. We are only able to repay the 2008 Convertible Note with LFB’s consent. During our 2009 fiscal year we paid approximately $595,000 of interest related to this convertible note. As of January 3, 2010 the aggregate amount of principal outstanding under this note was $15 million. The largest aggregate amount of principal outstanding during the 2009 fiscal year was $15 million. In December 2009, we amended the promissory note to reduce the interest rate to 4%, effective January 1, 2010.

The Warrant is exercisable, in full or in part, to purchase an aggregate of 2,319,354 shares of our common stock at a cash exercise price of $3.10 per share at any time before the fifth year anniversary of December 22, 2008, the date it was issued. The exercise price of the Warrant and the number of shares issuable upon exercise of the Warrant will be proportionately adjusted for any stock splits, stock dividends, recapitalization or other combination or subdivision of the outstanding shares of our common stock. If we repay the 2008 Convertible Note, LFB will have the right to require us to redeem the Warrant for a redemption price of $1.5 million, which would include the repurchase of shares of common stock previously issued upon prior exercise of the Warrant. If we repay the 2008 Convertible Note at maturity and LFB exercises its redemption right under the Warrant, we have the option to pay the redemption price in shares of our common stock based on the fair market value of the stock (as calculated in the Warrant) on the date LFB exercises its redemption right.

As part of the financing, we also entered into a security agreement with LFB to secure our obligations under the 2008 Convertible Note by granting to LFB a first priority lien on our intellectual property and a second priority lien on all of our other assets. Our obligations under the Convertible Note are also secured by a grant to LFB of rights and licenses with respect to certain technologies, inventions and patent rights under the Joint Development and Commercialization Agreement dated September 29, 2006 between us and LFB.

Board Representation. As sole shareholder of our Series D preferred stock, LFB is entitled to nominate and elect one director to our Board. As long as LFB owns at least 21% of our outstanding common stock on an as converted basis, LFB will have the right to designate to our Board of Directors the maximum number of directors permissible under the Marketplace Rules of NASDAQ. We have confirmed with NASDAQ that the maximum number of directors LFB could designate would be equal to the product, rounded up to the nearest whole number, of (i) LFB’s ownership percentage of our equity, multiplied by (ii) the total number of directors on our Board (including LFB’s designated directors). For purposes of this calculation, we believe that LFB’s equity ownership percentage would be determined at the relevant time of the calculation by dividing:

(i)	the sum of the number of shares of our common stock:

(A)	held by LFB,

(B)	issuable upon conversion of our then convertible preferred stock held by LFB, and

(C)	issuable upon conversion of our then convertible debt held by LFB, by

(ii)	the sum of the number of shares of our common stock:

(A)	outstanding,

(B)	issuable upon conversion of our outstanding and then convertible preferred stock, and

(C)	issuable upon conversion of our outstanding and then convertible debt.

LFB’s board representatives are nominated for re-election upon expiration of their term unless LFB’s equity ownership percentage decreases. If LFB’s equity ownership percentage decreases, under the NASDAQ Marketplace Rules the number of its board representatives would have to decrease ratably such that LFB’s board representation would remain proportional to its equity ownership, as described above. We expect any decrease in the number of LFB’s directors to be effected only upon expiration of any such director’s term and believe that this manner of decrease is permitted under the NASDAQ Marketplace Rules.

Participation and First Negotiation Rights with Respect to Future Security Offerings; Registration Rights. LFB has a right of first refusal and right of first negotiation with respect to any proposed sale by us of common stock or securities exercisable or convertible into common stock. Pursuant to this right, if we intend to undertake an offering, we must notify LFB of the proposed terms of such offering, and LFB has the right to refuse to purchase the securities on the proposed terms and the right to negotiate with us alternative terms to purchase all of the securities to be sold in the proposed offering. In addition, LFB has registration rights with respect to up to 10,000,000 shares of common stock it beneficially owns.

2006 Convertible Note. In December 2006, we entered into a five-year convertible note with LFB in the principal amount of $2.6 million. The convertible note accrues interest at a rate of 2% per annum and will automatically convert into shares of our common stock in conjunction with any future common stock offerings at the per share offering price of the respective offering, but only to the extent that any conversion does not result in LFB owning, on an as-converted basis, more than 19.9% of our common stock. In connection with the closing of our February 2008 registered direct offering, approximately $1.7 million of the principal amount of this note and approximately $40,000 of accrued interest on that principal amount were converted into 2,018,404 shares of our common stock at a rate of $0.87 per share. LFB’s ownership remained at 19.9% after this conversion. During our 2009 fiscal year we did not make any payments related to this note. As of January 3, 2010, the aggregate amount of principal outstanding under this note was approximately $842,000. The largest aggregate amount of principal outstanding under this note during the 2009 fiscal year was approximately $842,000.

Joint Development and Commercialization Agreement. In 2006 we entered into our joint development and commercialization agreement with LFB. Our contribution to the collaboration is the development of the production system for the products and, in return, we retain exclusive commercial rights to the products in North America. LFB’s contribution to the collaboration is the clinical development and regulatory review of the programs in this joint venture, and, in return, LFB has exclusive commercial rights in Europe. We hold co-exclusive rights with LFB in the rest of the world to any products developed through the joint venture. We and LFB are sharing equally in the ongoing cost of the development and commercialization of each product and are entitled to 50% of any profits derived from products developed through the collaboration, provided we each contribute equally to their development. In the event that contributions to development are not equal, the profit allocation will be adjusted based on development costs incurred. Through 2009, LFB had contributed 76% of the costs of the joint venture and owns that same percentage of future profits, subject to our right to reestablish our 50% ownership by repaying LFB our share of the costs plus a specified premium that increases over time as clinical development progresses. Under the agreement, a joint steering committee of each company’s representatives determines product development and commercialization plans. The initial term of the agreement is fifteen years, subject to extension or termination by mutual consent, and the terms for any product developed through the collaboration will continue until the later of the initial term or ten years beyond regulatory approval of that product.

In 2008 we amended our agreement with LFB to establish LFB/GTC LLC, as a separate legal entity for the joint venture. This amendment added LFB/GTC LLC as a party to the agreement and provided that rights to the intellectual property of the new joint venture will flow through this entity. All other terms and conditions remain the same.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Report of the Audit Committee

The following is the report of the Audit Committee with respect to GTC’s audited financial statements for the year ended January 3, 2010.

The purpose of the Audit Committee is to assist the Board in fulfilling its responsibility to oversee GTC’s accounting and financial reporting, internal control and audit functions. The Audit Committee is comprised entirely of independent directors as defined by applicable NASDAQ Stock Market standards.

Management is responsible for our internal controls and the financial reporting process. The independent registered public accounting firm is responsible for performing independent audits of our consolidated financial statements and issuing a report thereon. The Audit Committee’s responsibility is to monitor these processes. The Audit Committee has reviewed and discussed the consolidated financial statements with management and PricewaterhouseCoopers LLP, our independent registered public accounting firm.

In the course of its oversight of GTC’s financial reporting process, the Audit Committee has:

•	reviewed and discussed with management and PricewaterhouseCoopers LLP, GTC’s audited financial statements for the fiscal year ended January 3, 2010;

•	discussed with the independent registered public accountant the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees;

•

received the written disclosures and the letter from the independent registered public accountant required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence;

•	reviewed with management and the independent registered public accountant the company’s critical accounting policies;

•	discussed with management the quality and adequacy of the company’s internal controls over financial reporting;

•	discussed with PricewaterhouseCoopers LLP any relationships that may impact their objectivity and independence; and

•	considered whether the provision of non-audit services by the independent registered public accountant is compatible with maintaining the independent registered public accountant’s independence.

Based on the foregoing review and discussions, the Audit Committee recommended to the Board that the audited financial statements be included in the GTC’s Annual Report on Form 10-K for the year ended January 3, 2010 for filing with the Securities and Exchange Commission.

By the Audit Committee,

Alan W. Tuck, Chair

Michael J. Landine

Pamela W. McNamara

Independent Registered Public Accountants’ Fees and Other Matters

The firm of PricewaterhouseCoopers LLP, an independent registered public accounting firm, has audited our consolidated financial statements for the year ended January 3, 2010. Our Audit Committee appointed PricewaterhouseCoopers LLP to serve as our independent registered public accountants for the 2009 year-end audit and to review our quarterly financial reports for filing with the Securities and Exchange Commission during fiscal year 2010. Representatives of PricewaterhouseCoopers LLP are expected to attend the annual meeting and will be available to respond to appropriate questions. They will also have the opportunity to make a statement if they desire.

The following table shows the fees paid or accrued by us for professional services performed by PricewaterhouseCoopers LLP for auditing our financial statements for fiscal years 2009 and 2008:

	2009	2008
Audit Fees(1)	$443,700	$417,182
Audit-Related Fees(2)	30,000	32,288
Tax Fees	10,410	—
All Other Fees	—	—

Total	$484,110	$449,470

(1)	Represents fees for professional services provided in connection with the audits of our year-end annual consolidated financial statements and the effectiveness of internal controls over financial reporting and review of our quarterly financial statements and audit services provided in connection with other statutory or regulatory filings.

(2)	Represents fees for services provided in connection with the audit of NIH Federal Awards in accordance with the program – specific audit option under OMB Circular A-133.

Pre-Approval Policy

In accordance with its written charter, our Audit Committee pre-approves the proposed services, including the scope of services contemplated and the related fees, associated with the current year audit. Our Audit Committee has adopted policies and procedures for the pre-approval of non-audit services for the purpose of maintaining the independence of our independent registered public accountant. Management must obtain the specific prior approval of the Audit Committee for each engagement of the independent registered public accountant to perform any non-audit services that exceed the pre-approved amounts. For fiscal year 2009, our Audit Committee pre-approved specific non-audit services subject to cost limits to be performed by PricewaterhouseCoopers LLP in order to assure that these services do not impair the independent registered public accountant’s independence. All of the non-audit services rendered by PricewaterhouseCoopers LLP in fiscal year 2009 were pre-approved by our Audit Committee in accordance with these limits.

ADDITIONAL INFORMATION

Deadline for Shareholder Proposals and Director Nominations

If the 2011 Annual Meeting is not held before April 26, 2011 or after June 25, 2011, and if you wish to bring business before or propose director nominations at the 2011 Annual Meeting of Shareholders, you must notify us in writing by March 12, 2011 (the date 75 days before the anniversary of the 2010 Annual Meeting).

If you intend to bring such a proposal or nomination at the 2011 Annual Meeting, and you would like us to consider the inclusion of your proposal or nomination in our proxy statement for the meeting, you must notify us in writing of your proposal or nomination prior to December 23, 2010.

Any shareholder wishing to recommend a director candidate for consideration by the Nominating and Corporate Governance Committee should provide the following information to Chief Financial Officer, c/o GTC Biotherapeutics, Inc., 175 Crossing Boulevard, Framingham, Massachusetts 01702:

•	a brief statement outlining the reasons the nominee would be an effective director;

•	the name, age and business and residence addresses of the candidate;

•

the principal occupation or employment of the candidate for the past five years, as well as information about any other board of directors and board committee on which the candidate has served during that period;

•	the number of shares of our common stock, if any, beneficially owned by the candidate;

•	details of any business or other significant relationship the candidate has ever had with us or our affiliates;

•	the shareholder’s name and record address and the name and address of the beneficial owner of shares of our common stock, if any, on whose behalf the proposal is made; and

•	the number of shares of our common stock that the shareholder and any such beneficial owner beneficially own.

The Nominating and Corporate Governance Committee may seek further information from or about the shareholder making the recommendation, the candidate, or any such beneficial owner, including information about all business and other relationships between the candidate and the shareholder and between the candidate and any such beneficial owner.

Householding of Annual Meeting Materials

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our proxy statement or annual report may have been sent to multiple shareholders in your household. We will promptly deliver a separate copy of either document to you if you write or call us at the following address or phone number: GTC Biotherapeutics, Inc., 175 Crossing Boulevard, Framingham, Massachusetts 01702, Attention: Chief Financial Officer (508-620-9700). If you wish to receive separate copies of our annual report and proxy statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address and phone number.

Notice Regarding Internet Availability of Annual Meeting Materials

This proxy statement and the enclosed annual report to security holders are available at:

http://www.gtc-bio.com/investorinfo/annualreport.html.

We will promptly deliver a copy of either of these documents to you if you write, e-mail or call us at the following address, e-mail address or phone number: GTC Biotherapeutics, Inc., 175 Crossing Boulevard, Framingham, Massachusetts 01702, Attention: Chief Financial Officer (508-620-9700) or by emailing his assistant at brenda.martin@gtc-bio.com. Assistance with information on how to obtain directions to be able to attend the meeting and vote in person is available in this manner as well.

Annual Report and Other SEC Filings

Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K are available on our website at www.gtc-bio.com. These and other SEC filings, including our proxy statement, are also available on the SEC’s website at www.sec.gov.

A copy of these filings, including our Annual Report on Form 10-K for the fiscal year ended January 3, 2010 (excluding exhibits) may be obtained, at no cost, by writing to the Chief Financial Officer, GTC Biotherapeutics, Inc., 175 Crossing Boulevard, Framingham, Massachusetts 01702.

Our Annual Report for the year ended January 3, 2010, which is being mailed to shareholders with this proxy statement, is not incorporated into this proxy statement and is not deemed to be part of the proxy soliciting material.

*    *    *

APPENDIX A

[As proposed for approval by the shareholders on May 26, 2010 and marked to show changes against the existing plan.]

GTC BIOTHERAPEUTICS, INC.

AMENDED AND RESTATED 2002 EQUITY INCENTIVE PLAN

1.	Purpose.

The purpose of the 2002 Equity Incentive Plan as amended and restated (the “Plan”) of GTC Biotherapeutics, Inc. (f/k/a Genzyme Transgenics Corporation) is to attract, retain and motivate persons who are expected to make important contributions to the Company and its Affiliates, to provide an incentive for them to achieve performance goals, and to enable them to participate in the growth of the Company by granting Awards with respect to the Company’s Common Stock. Certain capitalized terms are used herein as defined in Section 9 below.

2.	Administration.

The Plan shall be administered by the Committee; provided that the Board may (subject to any regulatory or exchange listing requirements) in any instance perform any of the functions of the Committee hereunder. The Committee shall select the Participants to receive Awards and, subject to the provisions of the Plan, shall determine the terms and conditions of the Awards. The Committee shall have authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the operation of the Plan as it shall from time to time consider advisable, to interpret the provisions of the Plan, and to remedy any inconsistencies or ambiguities. The Committee’s decisions shall be final and binding. To the extent permitted by applicable law, the Committee may delegate to one or more executive officers of the Company the power to make Awards to Participants who are not Reporting Persons or Covered Employees and all determinations under the Plan with respect thereto, provided that the Committee shall fix the maximum amount of such Awards for all such Participants, a maximum for any one Participant, and such other features of the Awards as may be required by applicable law.

3.	Eligibility.

All directors, employees and consultants of the Company or any Affiliate capable of contributing to the successful performance of the Company are eligible to be Participants in the Plan. Incentive Stock Options may be granted only to persons eligible to receive such Options under the Code.

4.	Stock Available for Awards.

(a) Amount. Subject to adjustment under Section 4(b), Awards may be made under the Plan for up to Three Million Five Hundred and Fifty Thousand (3,550,000) ~~One Million Fifty Thousand (1,050,000)~~ shares of Common Stock, plus ~~(1)~~ the number of additional shares of Common Stock subject to awards under the Company’s Amended and Restated 1993 Equity Incentive Plan (the “1993 Plan”) which on or after April 2, 2004, expire or terminate unexercised or are forfeited or settled in a manner that results in fewer shares outstanding than were awarded under the 1993 Plan, which number of additional shares will not exceed 217,839 shares (the maximum if all 1993 Plan shares become available)~~, plus (2) an annual increment of additional shares to be added on December 31 of each year (an “Increase Date”), beginning in 2008, equal to the lesser of (i) 150,000 shares or (ii) such other amount as may be determined by the Board; provided, however, that in no event shall any such annual increment cause the total maximum aggregate number of shares of Common Stock which may be optioned and issued under the Plan to exceed the lesser of (a) 10% of the shares of Common Stock deemed to be outstanding on the applicable Increase Date (including for this purpose on an as-converted basis all then outstanding convertible debt securities, and all shares of capital stock then outstanding that are convertible~~

~~into Common Stock without payment of any additional consideration by the holder thereof) and (b) 1,500,000 shares (which number shall be subject to adjustment under Section 4(b))~~; and provided further that no more than 10% of the maximum number of shares to be issued under the Plan may be granted as Restricted Stock or Unrestricted Stock Awards. For purposes of calculating such percentage limitation on Restricted Stock and Unrestricted Stock Awards, the following Awards shall be disregarded: (i) any Award that is granted for consideration of at least 100% of the Fair Market Value of the Common Stock on the date of the respective grant (including Awards granted in lieu of the payment of cash bonuses that would be consistent in amount with past cash bonus practices), and (ii) Awards that are subject to performance-based vesting (including Awards subject to Section 8(k)). If any Award made under the Plan expires or terminates unexercised or is forfeited or settled in a manner that results in fewer shares outstanding than were awarded, the shares subject to such Award, to the extent of such expiration, termination, forfeiture or decrease, shall again be available for award under the Plan. Common Stock issued outside of the Plan through the assumption or substitution of outstanding grants from an acquired company shall not reduce the shares available for Awards under the Plan. Shares issued under the Plan may consist of authorized but unissued shares or treasury shares.

(b) Adjustment. In the event that the Committee determines that any stock dividend, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares or other transaction affects the Common Stock such that an adjustment is required in order to preserve the benefits intended to be provided by the Plan, then the Committee shall (subject in the case of Incentive Stock Options to any limitation required under the Code) equitably adjust any or all of (i) the number and kind of shares in respect of which Awards may be made under the Plan, (ii) the number and kind of shares subject to outstanding Awards and (iii) the exercise price with respect to any of the foregoing, provided that the number of shares subject to any Award shall always be a whole number, and if considered appropriate, the Committee may make provision for a cash payment with respect to an outstanding Award.

(c) Limit on Individual Grants. The maximum number of shares of Common Stock that may be granted in connection with all Awards within any fiscal year to any one Covered Employee under the Plan shall not exceed 400,000 ~~40,000~~ shares, except for grants to new hires during the fiscal year of hiring which shall not exceed 800,000 ~~60,000~~ shares, in each case subject to adjustment under Section 4(b).

5.	Stock Options.

(a) Grant of Options. Subject to the provisions of the Plan, the Committee may grant options (“Options”) to purchase shares of Common Stock (i) complying with the requirements of Section 422 of the Code or any successor provision and any regulations thereunder (“Incentive Stock Options”) or (ii) not intended to comply with such requirements (“Nonstatutory Stock Options”). The Committee shall determine the number of shares subject to each Option and the exercise price therefor, which shall not be less than 100% of the Fair Market Value of the Common Stock on the date of grant; provided that a Nonstatutory Stock Option granted to a new employee or consultant in connection with his or her hiring may have a lower exercise price so long as it is not less than 100% of Fair Market Value on the date he or she accepts the Company’s offer of employment or the date employment commences, whichever is lower. No Option shall be an Incentive Stock Option if not granted within ten years from the date on which the Plan or an amendment thereto was last approved for purposes of Section 422 of the Code (the date of such approval being the date on which the Plan or the respective amendment was approved by the Board or the stockholders, whichever was earlier).

(b) Terms and Conditions. Subject to the provisions of the Plan, each Option shall be exercisable at such times and subject to such terms and conditions as the Committee may specify in the applicable grant or thereafter. The Committee may impose such conditions with respect to the exercise of Options, including conditions relating to applicable securities laws, as it considers necessary or advisable.

(c) Payment. No shares shall be delivered upon exercise of any Option until payment in full of the exercise price therefor is received by the Company. Such payment may be made in whole or in part in cash or, to the extent permitted by the Committee at or after the grant of the Option pursuant to any of the following methods: (i) by actual delivery or attestation of ownership of shares of Common Stock owned by the Participant, including vested Restricted Stock, (ii) by retaining shares of Common Stock otherwise issuable pursuant to the Option, (iii) for consideration received by the Company under a broker-assisted cashless exercise program acceptable to the Company, or (iv) for such other lawful consideration as the Committee may determine.

(d) Term of Option. The term of each Option granted under this Section 5 shall not exceed ten years from the date the Option is granted.

6.	Stock Equivalents.

Subject to the provisions of the Plan, the Committee may grant rights to receive payment from the Company based in whole or in part on the value of the Common Stock (“Stock Equivalents”) upon such terms and conditions as the Committee determines. Stock Equivalents may include without limitation phantom stock, restricted stock units, unrestricted stock units, performance units, dividend equivalents and stock appreciation rights (“SARs”). SARs granted in tandem with an Option will terminate to the extent that the related Option is exercised, and the related Option will terminate to the extent that the tandem SARs are exercised. An SAR will have an exercise price determined by or in the manner specified by the Committee of not less than 100% of the Fair Market Value of the Common Stock on the date of the grant, or of not less than the exercise price of the related Option in the case of an SAR granted in tandem with an Option. The Committee will determine at the time of grant or thereafter whether Stock Equivalents are to be settled in cash, Common Stock or other securities of the Company, Awards or other property.

7.	Stock Awards.

Subject to the provisions of the Plan, the Committee may grant shares of Common Stock subject to forfeiture (“Restricted Stock”) and determine the duration of the period (the “Restricted Period”) during which, and the conditions under which, the shares may be forfeited to the Company and the other terms and conditions of such Awards. Shares of Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered, except as permitted by the Committee, during the Restricted Period. Shares of Restricted Stock shall be evidenced in such manner as the Committee may determine. Any certificates issued in respect of shares of Restricted Stock shall be registered in the name of the Participant and unless otherwise determined by the Committee, deposited by the Participant, together with a stock power endorsed in blank, with the Company. At the expiration of the Restricted Period, the Company shall deliver such certificates to the Participant or if the Participant has died, to the Participant’s Designated Beneficiary. Subject to the provisions of the Plan, the Committee also may make Awards of shares of Common Stock that are not subject to restrictions or forfeiture, on such terms and conditions as the Committee may determine from time to time (“Unrestricted Stock”).

8.	General Provisions Applicable to Awards.

(a) Documentation. Each Award under the Plan shall be evidenced by a writing delivered to the Participant or agreement executed by the Participant specifying the terms and conditions thereof and containing such other terms and conditions not inconsistent with the provisions of the Plan as the Committee considers necessary or advisable to achieve the purposes of the Plan or to comply with applicable tax and regulatory laws and accounting principles. Subject to the provisions of the Plan, the terms of any Award may include such continuing restrictions and forfeiture and/or other penalty provisions relating to competition or other activity detrimental to the Company as the Committee determines.

(b) Committee Discretion. Each type of Award may be made alone, in addition to or in relation to any other Award. The terms of each type of Award need not be identical, and the Committee need not treat Participants uniformly. Except as otherwise provided by the Plan or a particular Award, any determination with respect to an Award may be made by the Committee at the time of grant or at any time thereafter.

(c) Dividend, Cash Awards and Loans. Subject to the provisions of the Plan, in the discretion of the Committee, any Award under the Plan may provide for (i) dividends or dividend equivalents payable (in cash or in the form of Awards under the Plan) currently or deferred with or without interest and (ii) cash payments in lieu of or in addition to an Award or (iii) one or more loans to a Participant (other than a Participant who is a director or executive officer for purposes of Section 13(k) of the Exchange Act) to permit exercise of, or the payment of any tax liability with respect to, any Award.

(d) Termination of Service. The Committee shall determine the effect on an Award of the disability, death, retirement or other termination of employment or other service of a Participant and the extent to which, and the period during which, the Participant’s legal representative, guardian or Designated Beneficiary may receive payment of an Award or exercise rights thereunder. Unless the Committee otherwise provides in any case, a Participant’s employment or other service shall have terminated for purposes of this Plan at the time the entity by which the Participant is employed or to which he or she renders such service ceases to be an Affiliate of the Company.

(e) Change-in-Control. In order to preserve a Participant’s rights under an Award in the event of a change-in-control of the Company (as defined by the Committee), the Committee in its discretion may, at the time an Award is made or at any time thereafter, take one or more of the following actions: (i) provide for the acceleration of any time period relating to the exercise or payment of the Award, (ii) provide for payment to the Participant of cash or other property with a Fair Market Value equal to the amount that would have been received upon the exercise or payment of the Award had the Award been exercised or paid upon the change-in-control, (iii) adjust the terms of the Award in a manner determined by the Committee to reflect the change-in-control, (iv) cause the Award to be assumed, or new rights substituted therefor, by another entity, or (v) make such other provision as the Committee may consider equitable to Participants and in the best interests of the Company.

(f) Transferability. In the discretion of the Committee, any Award may be made transferable upon such terms and conditions and to such extent as the Committee determines, provided that Incentive Stock Options may be transferable only to the extent permitted by the Code. The Committee may in its discretion waive any restriction on transferability.

(g) Withholding Taxes. The Participant shall pay to the Company, or make provision satisfactory to the Committee for payment of, any taxes required by law to be withheld in respect of Awards under the Plan no later than the date of the event creating the tax liability. The Company and its Affiliates may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind due to the Participant hereunder or otherwise. In the Committee’s discretion, the minimum tax obligations required by law to be withheld in respect of Awards may be paid in whole or in part in shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value on the date of retention or delivery.

(h) Foreign National Awards. Notwithstanding anything to the contrary contained in this Plan, Awards may be made to Participants who are foreign nationals or employed or performing services outside the United States on such terms and conditions different from those specified in the Plan as the Committee considers necessary or advisable to achieve the purposes of the Plan or to comply with applicable laws.

(i) Amendment of Award. Except as provided in Section 8(j) and Section 8(l), the Committee may amend, modify, or terminate any outstanding Award, including substituting therefor another Award of the same or a different type, changing the date of exercise or realization and converting an Incentive Stock Option to a Nonstatutory Stock Option. Any such action shall require the Participant’s consent unless:

(i) in the case of a termination of, or a reduction in the number of shares issuable under, an Option, any time period relating to the exercise of such Option or the eliminated portion, as the case may be, is waived or accelerated before such termination or reduction (and in such case the Committee may provide for the Participant to receive cash or other property equal to the net value that would have been received upon exercise of the terminated Option or the eliminated portion, as the case may be);

(ii) the Committee determines that the action is permitted by the terms of Section 8(k);

(iii) the Committee determines that the action is reasonably necessary to comply with any regulatory, accounting, or exchange or stock market listing requirement; or

(iv) in any other case, the Committee determines that the action, taking into account any related action, would not materially and adversely affect the Participant.

(j) No Repricing of Options. Notwithstanding anything to the contrary in the Plan, the Company shall not engage in any repricing of Options granted under this Plan without further stockholder approval. For this purpose, the term “repricing” shall mean any of the following or other action that has the same effect: (i) lowering the exercise price of an Option after it is granted, (ii) any other action that is treated as a repricing under generally accepted accounting principles, or (iii) canceling an Option at a time when its exercise price exceeds the fair market value of the underlying stock in exchange for another Option, Restricted Stock, or other equity of the Company, unless the cancellation and exchange occurs in connection with a merger, acquisition, spin-off, or similar corporate transaction.

(k) Code Section 162(m) Provisions. If the Committee determines at the time an Award is granted to a Participant that such Participant is, or may be as of the end of the tax year for which the Company would claim a tax deduction in connection with such Award, a Covered Employee, then the Committee may provide that the Participant’s right to receive cash, shares of Common Stock, or other property pursuant to such Award shall be subject to the satisfaction of Performance Goals during a Performance Period. Prior to the payment of any Award subject to this Section 8(k), the Committee shall certify in writing that the Performance Goals and other material terms applicable to such Award were satisfied. Notwithstanding the attainment of Performance Goals by a Covered Employee, the Committee shall have the right to reduce (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant. The Committee shall have the power to impose such other restrictions on Awards subject to this Section 8(k) as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for “performance-based compensation” within the meaning of Section 162(m) of the Code.

(l) Minimum Vesting Requirements. Each Award under the Plan shall vest in accordance with a schedule which does not permit more than one-third of each such Award to vest on each of the three succeeding anniversaries of the date of grant of the Award. This minimum vesting requirement shall not, however, preclude the Committee from exercising its discretion to (i) accelerate the vesting of any Award upon retirement, termination of employment by the Company, death, or disability, (ii) accelerate the vesting of an Award in accordance with Section 8(e), (iii) establish a shorter vesting schedule for consultants, directors, or newly-hired employees, (iv) establish a shorter vesting schedule for Awards that are granted in exchange for or in lieu of the right to receive the payment of an equivalent amount of salary, bonus, or other cash compensation, (v) establish a shorter performance-based vesting schedule, including a schedule in accordance with Section 8(k), or (vi) grant Awards of Unrestricted Stock in accordance with Section 7.

9.	Certain Definitions.

“Affiliate” means any business entity in which the Company owns directly or indirectly 50% or more of the total voting power or has another significant financial interest as determined by the Committee.

“Award” means any Option, Stock Equivalent, Restricted Stock, Unrestricted Stock, or Foreign National Award granted under the Plan.

“Board” means the Board of Directors of the Company.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor law.

“Committee” means any committee of one or more directors appointed by the Board to administer the Plan or a specified portion thereof. Unless otherwise determined by the Board, if a Committee is authorized to grant Awards to a Reporting Person or a Covered Employee it shall be comprised of not less than two directors, each of whom shall be a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act or an “outside director” within the meaning of Section 162(m) of the Code, respectively.

“Common Stock” or “Stock” means the Common Stock, $0.01 par value, of the Company.

“Company” means GTC Biotherapeutics, Inc., a Massachusetts corporation and, unless the context otherwise requires, includes each “subsidiary corporation” of GTC Biotherapeutics, Inc., as defined in Section 424(f) of the Code, from time to time.

“Covered Employee” means, at any time that Section 162(m) of the Code applies to the Company, a “covered employee” within the meaning of such section.

“Designated Beneficiary” means the beneficiary designated by a Participant, in a manner determined by the Committee, to receive amounts due or exercise rights of the Participant in the event of the Participant’s death. In the absence of an effective designation by a Participant, “Designated Beneficiary” means the Participant’s estate.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor law.

“Fair Market Value” means, with respect to Common Stock or any other property, the fair market value of such property as determined by the Committee in good faith or in the manner established by the Committee from time to time.

“Non-Employee Director” means a director of the Company who is not an employee of the Company or of any subsidiary of the Company.

“Participant” means a person selected by the Committee to receive an Award under the Plan.

“Performance Goals” means with respect to any Performance Period, one or more objective performance goals based on one or more of the following objective criteria established by the Committee prior to the beginning of such Performance Period or within such period after the beginning of the Performance Period as shall meet the requirements to be considered “pre-established performance goals” for purposes of Code Section 162(m): (i) increases in the price of the Common Stock, (ii) product or service sales or market share, (iii) revenues, (iv) return on equity, assets, or capital, (v) economic profit (economic value added), (vi) total stockholder return, (vii) costs, (viii) expenses, (ix) margins, (x) earnings or earnings per share, (xi) cash flow, (xii) cash balances (xiii) customer satisfaction, (xiv) operating profit, (xv) research and development progress, (xvi) clinical trial progress, (xvii) licensing, (xviii) product development, (xix) manufacturing, or (xx) any combination of the foregoing, including without limitation, goals based on any of such measures relative to appropriate peer groups or market indices. Such Performance Goals may be particular to a Participant or may be based, in whole or in part, on the performance of the division, department, line of business, subsidiary, or other business unit, whether or not legally constituted, in which the Participant works or on the performance of the Company generally.

“Performance Period” means the period of service designated by the Committee applicable to an Award subject to Section 8(k) during which the Performance Goals will be measured.

“Reporting Person” means a person subject to Section 16 of the Exchange Act.

10. Miscellaneous.

(a) No Right to Employment. No person shall have any claim or right to be granted an Award. Neither the adoption, maintenance, nor operation of the Plan nor any Award hereunder shall confer upon any employee or consultant of the Company or of any Affiliate any right with respect to the continuance of his/ her employment by or other service with the Company or any such Affiliate nor shall they interfere with the rights of the Company or Affiliate to terminate any employee at any time or otherwise change the terms of employment, including, without limitation, the right to promote, demote or otherwise re-assign any employee from one position to another within the Company or any Affiliate.

(b) No Rights as Stockholder. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be issued under the Plan until he or she becomes the holder thereof. A Participant to whom Common Stock is awarded shall be considered a stockholder of the Company at the time of the Award except as otherwise provided in the applicable Award.

(c) Amendment of Plan. Subject to Section 8(j) and Section 8(l), the Board may amend, suspend, or terminate the Plan or any portion thereof at any time, subject to such stockholder approval as the Board determines to be necessary or advisable.

(d) Governing Law. The provisions of the Plan shall be governed by and interpreted in accordance with the laws of the Commonwealth of Massachusetts.

(e) Effective Date and Term of Plan. The Plan has been approved most recently by the stockholders of the Company on May 27, 2009 ~~December 10, 2008~~. This amendment of the Plan shall be effective the date it is approved by the stockholders of the Company. Unless earlier terminated by the Board, or extended by approval of the stockholders, the term of the Plan shall expire on the tenth anniversary of the effective date of the most recent stockholder approval for purposes of Section 422 of the Code and the regulations thereunder, and no further Awards hereunder shall be made thereafter.

* * * *

GTC BIOTHERAPEUTICS, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS ON MAY 26, 2010

The undersigned shareholder of GTC Biotherapeutics, Inc. (“GTC”) hereby appoints Geoffrey F. Cox, John B. Green and Nathaniel S. Gardiner, or any of them acting singly, the attorneys and proxies of the undersigned, with full power of substitution, to vote on behalf of the undersigned all of the shares of capital stock of GTC that the undersigned is entitled to vote at the Annual Meeting of Shareholders of GTC to be held at 2:00 p.m. local time on Wednesday, May 26, 2010 at the Sheraton Framingham Hotel & Conference Center, 1657 Worcester Rd. (Route 9 West), Framingham, Massachusetts 01701, and at all adjournments thereof, hereby revoking any proxy heretofore given with respect to such shares.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER(S). IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED “FOR” ALL PROPOSALS AND IN ACCORDANCE WITH THE DETERMINATION OF A MAJORITY OF THE BOARD OF DIRECTORS AS TO ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF.

THE UNDERSIGNED SHAREHOLDER MAY REVOKE THIS PROXY AT ANY TIME BEFORE IT IS VOTED BY DELIVERING EITHER A WRITTEN NOTICE OF REVOCATION OF THE PROXY OR A DULY EXECUTED PROXY BEARING A LATER DATE TO THE CLERK, OR BY ATTENDING THE ANNUAL MEETING AND VOTING IN PERSON.

Address Changes:

(If you noted any Address Changes above, please mark the corresponding box on the reverse side.)

PLEASE SIGN, DATE AND RETURN THIS PROXY CARD AS SOON AS

POSSIBLE USING THE ENCLOSED REPLY ENVELOPE

(CONTINUED AND TO BE SIGNED AND DATED ON REVERSE SIDE)

GTC BIOTHERAPEUTICS, INC.

175 CROSSING BOULEVARD

FRAMINGHAM, MASSACHUSETTS 01702

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON MAY 26, 2010

This proxy statement and our annual report to security holders are available at

www.http://www.gtc-bio.com/investorinfo/annualreport.html.

VOTE BY INTERNET – www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Daylight Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by GTC in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in the future.

VOTE BY PHONE –1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Daylight Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to GTC Biotherapeutics, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	GTCBO1	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

GTC BIOTHERAPEUTICS, INC.

1.	Vote on Proposal 1 – Election of Directors

	Nominees:		For All	Withhold For All	For All Except
	01)	James A. Geraghty
	02)	Michael J. Landine	☐	☐	☐
	03)	Jean-François Prost

To withhold authority to vote for any individual nominees(s), mark “FOR ALL EXCEPT” and write the nominee’s name on the line below.

2.	Vote on Proposal 2 – Amendment to the 2002 Equity Plan.
	For	Against	Abstain
	☐	☐	☐

3.	Vote on Proposal 3 – Approval of the 2002 Equity Plan for purposes of 162(m) of the Internal Revenue Code.
	For	Against	Abstain
	☐	☐	☐

4.	Vote on Proposal 4 – Ratification of independent registered accounting firm.
	For	Against	Abstain
	☐	☐	☐

PLEASE DATE, SIGN AND RETURN YOUR PROXY CARD IN THE ENVELOPE PROVIDED AS SOON AS POSSIBLE.

Note:	Please sign exactly as your name or names appear on this proxy. When shares are held jointly, each joint holder should personally sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

For address changes, please check the box at the right and write the change on the back of this card, where indicated. Please note that changes to the registered name(s) on the account may not be submitted via this method.    Address Change  ☐

Please indicate if you plan to attend the meeting.    Yes  ☐    No  ☐

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date